                                                                EXHIBIT 10.51
================================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT


                          dated as of August 14, 1996

                                     among


                                KITTY HAWK, INC.
                                      and
                            AIRCRAFT LEASING, INC.,
                          as Borrowers and Guarantors,

                           KITTY HAWK AIRCARGO, INC.
                                      and
                           KITTY HAWK CHARTERS, INC.,
                                 as Guarantors,
                                      and
                           SKYFREIGHTERS CORPORATION,
                                  as a Party,

                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION
                                    as Agent

                                      and

                            THE LENDERS NAMED HEREIN


                 $15,000,000.00 REVOLVING CREDIT LOANS FACILITY
                      $12,744,000.45 TERM LOANS A FACILITY
                      $11,225,000.00 TERM LOANS B FACILITY
                      $10,000,000.00 TERM LOANS C FACILITY



================================================================================
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                               TABLE OF CONTENTS

                                                                                                                     Page
         ARTICLE 1  -  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.1  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2  Other Definitional Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 1.3  Accounting Terms and Determinations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 1.4   Financial Covenants and Reporting.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         ARTICLE   2 - Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   29
         Section 2.1  Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.2  The Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.3  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 2.4  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 2.5  Borrowing Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 2.6  Optional Prepayments, Conversions and Continuations of Loans  . . . . . . . . . . . . . . . . .  34
         Section 2.7  Mandatory Prepayments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 2.8  Minimum Amounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 2.9  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 2.10  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 2.11  Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 2.12  Computations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 2.13  Termination or Reduction of Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 2.14  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         ARTICLE 3  -  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.1  Method of Payment.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.2  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 3.3  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 3.4  Non-Receipt of Funds by Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 3.5  Withholding Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 3.6  Withholding Tax Exemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         ARTICLE 4  -  Yield Protection and Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.1  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.2  Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.3  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.4  Treatment of Affected Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.5  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 4.6  Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 4.7  Additional Interest on Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 4.8  Mitigation of Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

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
         ARTICLE 5 - Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.1  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.2  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.3   New Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.4  Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 5.5  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.6  Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         ARTICLE 6 - Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.1  Initial Extension of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.2  All Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 6.3  Additional Conditions Precedent to Revolving Credit Loans . . . . . . . . . . . . . . . . . . .  60
         Section 6.4  Additional Conditions Precedent to Term Loans C . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 6.5  Closing Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

         ARTICLE 7 - Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.1  Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.2  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.3  Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.4  Operation of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.5  Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.6  Rights in Properties; Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.7  Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.8  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.9  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.11  Margin Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.12  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.13  Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.14  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.15  Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.16  Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.17  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.18  Public Utility Holding Company Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.19  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.20  Labor Disputes and Acts of God . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.21  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.22  Outstanding Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.23  Solvency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 7.24  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 7.25  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 7.26  Common Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 7.27  Compliance with the WFB Agreements and the Bank One Agreement  . . . . . . . . . . . . . . . .  68

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
         ARTICLE 8 - Affirmative Covenants . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 8.1  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 8.2   Maintenance of Existence; Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 8.3  Maintenance of Properties; Hush Kits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 8.4  Taxes and Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.5  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.6  Inspection Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.7  Keeping Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.8  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.9  Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.10  Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.11  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 8.12  Aircraft Registration, Maintenance, Operation, Insignia  . . . . . . . . . . . . . . . . . . .  77
         Section 8.13  Replacement of Parts; Alterations, Modifications and Additions.  . . . . . . . . . . . . . . .  78

         ARTICLE 9 - Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 9.1  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 9.2  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 9.3  Mergers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 9.4  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 9.5  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 9.6  Limitation on Issuance of Capital Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.7  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.8    Disposition of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.9  Lines of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.10  Environmental Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 9.11  Intercompany Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 9.12  Management Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 9.13  Modification of Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 9.14  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 9.15  Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 9.16  Territorial Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

         ARTICLE 10 - Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.1  Senior Funded Debt to Cash Flow Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.2  Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 10.3  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 10.4  Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 10.5  Accounts Payable Turndays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

         ARTICLE 11 - Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 11.1  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 11.2  Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 11.3  Performance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 11.4  Cash Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

         ARTICLE 12 - Agency and Intercreditor Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 12.1  Appointment, Powers and Immunities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 12.2  Rights of Agent as a Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 12.3  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 12.4  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 12.5  Independent Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 12.6  Several Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 12.7  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 12.8  Initial Allocation of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 12.9  Beneficiaries of Article 12. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

         ARTICLE 13 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 13.1  Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 13.2  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Section 13.3  Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 13.4  No Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 13.5  No Fiduciary Relationship. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 13.6  Equitable Relief.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 13.7  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 13.8  Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         Section 13.9  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Section 13.10  ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT;
                            WAIVER OF CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 13.11  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 13.12  Maximum Interest Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Section 13.13  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         Section 13.14  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                            SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         Section 13.15  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 13.16  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 13.17  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 13.18  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 13.19  Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 13.20  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 13.21   Approvals and Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 13.22  Joint and Several Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 13.23  AGREEMENT FOR BINDING ARBITRATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

                               INDEX TO EXHIBITS

                 Exhibit                     Description of Exhibit
                 -------                     ----------------------
                   "A"                       Assignment and Acceptance
                   "B"                       Revolving Credit Loans Note
                   "C"                       Term Loans A Note
                   "D"                       Term Loans B Note
                   "E"                       Term Loans C Note
                   "F"                       Notice of Borrowing, Conversion,
                                                Continuation or Prepayment
                   "G"                       Arbitration Program
                   "H"                       Aircraft Acquisition Letter


                               INDEX TO SCHEDULES

                 Schedule                    Description of Schedule
                 --------                    -----------------------
                  1.1                                 Aircraft Release Amounts
                  7.5                                 Litigation
                  7.9                                 Debt
                  7.10                                Taxes
                  7.12                                ERISA Matters
                  7.14                                Capitalization
                  7.21                                Material Contracts
                  7.24                                Employee Matters
                  7.25                                Insurance
                  9.5                                 Investments

                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated as of August 14, 1996, is among KITTY HAWK, INC., a Delaware corporation ("Kitty Hawk"), AIRCRAFT LEASING, INC., a Texas corporation ("Leasing"), KITTY HAWK AIRCARGO, INC., a Texas corporation ("Aircargo"), KITTY HAWK CHARTERS, INC., a Texas corporation ("Charters"), SKYFREIGHTERS CORPORATION, a Texas corporation ("Skyfreighters"), WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, BANK ONE, TEXAS, N.A., a national banking association, and each of the lending institutions which may from time to time become a party hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, "Lenders"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent").

                                   RECITALS:

         A. Kitty Hawk, Leasing, Aircargo and Wells Fargo (as hereinafter defined; then known as First Interstate Bank of Texas, N.A.) are parties to that certain Amended and Restated Loan Agreement dated as of May 10, 1994 (as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of January 17, 1995, the "WFB Agreement No. 1");

         B. Kitty Hawk, Leasing, Aircargo and Wells Fargo (then known as First Interstate Bank of Texas, N.A.) are parties to that certain Loan Agreement dated as of January 17, 1995 (the "WFB Agreement No. 2");

         C. Kitty Hawk, Aircargo, Charters and Wells Fargo (then known as First Interstate Bank of Texas, N.A.) are parties to that certain Loan Agreement dated as of July 1, 1995 (the "WFB Agreement No. 3");

         D. Kitty Hawk, Leasing, Aircargo and Bank One, Texas, N.A. ("Bank One") are parties to that certain Loan Agreement dated as of December 18, 1995 (the "Bank One Agreement");

         E. Kitty Hawk, Leasing, Aircargo and Charters have requested that Wells Fargo and Bank One amend and restate the WFB Agreements (as hereinafter defined) and the Bank One Agreement and provide the credit facilities to Kitty Hawk and Leasing described herein;

         F. The WFB Agreements and the Bank One Agreement and all agreements, documents and instruments (including, without limitation, promissory notes, guaranty agreements, aircraft mortgages, security agreements and financing statements) relating thereto and all security interests, liens, charges and encumbrances securing the indebtedness, liabilities and obligations evidenced or created thereby are, concurrently herewith, being assigned to the Agent for and on behalf of Lenders;

         G. The indebtedness, liabilities and obligations of Kitty Hawk, Leasing, Aircargo, Charters and Skyfreighters provided for herein and in the other Loan Documents (as hereinafter defined) (i) are to be secured by the Collateral (as hereinafter defined) and (ii) are to be guaranteed by the Guaranties (as hereinafter defined) provided for herein; and

         H. Wells Fargo and Bank One are willing to make the credit facilities described herein available to Kitty Hawk and Leasing upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE 1



                                  Definitions


         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Accounts Payable Turndays" means, at any particular time for any applicable period, an amount equal to (a) the aggregate accounts payable of the Kitty Hawk Companies, on a consolidated basis, at such time, divided by (b) an amount equal to the product of (i) the cost of goods sold of the Kitty Hawk Companies, on a consolidated basis, during such period, multiplied by (ii) the number of calendar days during such period.

         "Acquired Aircraft" means any and all aircraft purchased or to be purchased pursuant to an Aircraft Acquisition with proceeds of any Revolving Credit Loans and all (i) airframes (including, without limitation, all parts, appliances, components, instruments, accessories, accessions, attachments, equipment or avionics, communications, radar, navigation systems or other electronic equipment installed in, appurtenant to or delivered with or in respect of such airframes), (ii) engines (including, without limitation, all engines installed on, appurtenant to or delivered with or in respect of the airframe of such aircraft, together with any and all parts, appliances, components, accessories, accessions, attachments or equipment installed on, appurtenant to or delivered with or in respect of such engines and any replacement aircraft engine which is required or permitted to be installed upon such airframe), and (iii) all loose equipment, spare parts, manuals, logbooks, flight records, maintenance records and other historical records or information relating to any of the foregoing items.

         "Additional Costs" has the meaning specified in Section 4.1.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent determined by Agent (which determination shall be conclusive in the absence of manifest error) to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by
(b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Adjusted LIBO Rate" means, for any Interest Period, a fixed interest rate, per annum, equal to the lesser of: (a) the rate (rounded upwards if necessary to the nearest whole one-hundredth of one percent (1/100%)), determined as the quotient of (i) the Applicable LIBO Rate, divided by (ii) the number equal to one hundred percent (100%) minus the Reserve Requirement; and
(b) the Maximum Rate. The Adjusted LIBO Rate shall be adjusted automatically on the effective date of any change in the Reserve Requirement, such adjustment to affect any advances outstanding on such effective date. Each determination of an Adjusted LIBO Rate by Bank One (or, if Bank One is no longer a Lender with respect to the Term Loans B, Agent or any Lender designated by Agent which holds Term Loans B), including any determination as to the applicability or allocability of reserves to Eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.

         "Advance Period" means the period from the Closing Date to but excluding the Term Loans C Availability Termination Date.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person, (b) that directly or indirectly beneficially owns or holds five percent or more of any class of voting Capital Stock of such first Person, or (c) five percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Agent or any Lender be deemed an Affiliate of Kitty Hawk or any its Subsidiaries.

         "Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Aggregate Loan Percentage" means, as to any Lender, the percentage equivalent of a fraction, (a) the numerator of which is the sum of (i) the outstanding Revolving Credit Loans Commitment (or, if such Commitment has terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans and Letter of Credit Liabilities) of such Lender, plus
(ii) the outstanding Term Loans A of such Lender, plus (iii) the outstanding Term Loans B of such Lender, plus (iv) the outstanding Term Loans C Commitment (or, if such Commitment has terminated or expired, the outstanding principal amount of the Term Loans C) of such Lender, and (b) the denominator of which is the sum of (i) the outstanding Revolving Credit Loans Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans and Letter of Credit Liabilities) of all Lenders, plus (ii) the outstanding Term Loans A of all Lenders, plus (iii) the outstanding Term Loans B of all Lenders, plus (iv) the outstanding Term Loans C Commitments (or, if such Commitments have terminated or expired, the outstanding principal amount of the Term Loans C) of all Lenders.

         "Agreement" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions, restatements or replacements hereof.

         "Aircargo" means Kitty Hawk Aircargo, Inc., a Texas corporation and a Wholly-Owned Subsidiary of Kitty Hawk directly owned by Kitty Hawk.

         "Aircraft" means, collectively, "Aircraft A", "Aircraft B", "Aircraft C", "Aircraft D", "Aircraft E", "Aircraft F", "Aircraft G", "Aircraft H", "Aircraft I" and "Aircraft J" and includes, without limitation, the following:
(i) the Airframes; (ii) the Engines; (iii) all loose equipment and spare parts relating to the foregoing items (i) and/or (ii); and (iv) any and all manuals, logbooks, flight records, maintenance records and other historical records or information relating to any of the foregoing items.

         "Aircraft A" means, collectively, (i) one McDonnell Douglas DC9-15F airframe, United States Aircraft Registration Number N562PC, Manufacturer's Serial No. 47012, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 654677, and (iii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 648994.

         "Aircraft Acquisition Letter" means a letter executed by a Responsible Officer of Leasing in the form of Exhibit "H" hereto, appropriately completed, which contains information regarding a particular Acquired Aircraft.

         "Aircraft Acquisitions" means the acquisition (by lease or purchase), enhancement and/or modification of any aircraft, engine, propeller, appliance or spare part owned by Leasing for use in the ordinary course of business of Leasing.

         "Aircraft B" means, collectively, (i) one McDonnell Douglas DC9-15F airframe, United States Aircraft Registration Number N564PC, Manufacturer's Serial No. 47062, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 648989, and (iii) one Pratt & Whitney JT8D-7B Engine, Manufacturer's Serial No. 654158.

         "Aircraft C" means, collectively, (i) one Boeing 727-223 airframe, United States Aircraft Registration Number N6833, Manufacturer's Serial No. 20186, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665356, (iii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665492, and (iv) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665186.

         "Aircraft D" means, collectively, (i) one Boeing 727-223 airframe, United States Aircraft Registration Number N6827, Manufacturer's Serial No. 20180, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment and avionics installed in or appurtenant to such airframe (ii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666174, (iii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665198, and (iv) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666277.

         "Aircraft E" means, collectively, (i) one Boeing 727-223 airframe, United States Aircraft Registration Number N854AA, Manufacturer's Serial No. 20995, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665206, (iii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666105, and (iv) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 655014.

         "Aircraft F" means, collectively, (i) one Boeing 727-223 airframe, United States Aircraft Registration Number N855AA, Manufacturer's Serial No. 20996, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment and avionics installed in or appurtenant to such airframe (ii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665851, (iii) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666353, and (iv) one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666113.

         "Aircraft G" means, collectively, (i) one McDonnell Douglas DC9-15F airframe, United States Aircraft Registration Number N561PC, Manufacturer's Serial No. 47014, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 653937, and (iii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 653897.

         "Aircraft H" means, collectively, (i) one McDonnell Douglas DC9-15F airframe, United States Aircraft Registration Number N563PC, Manufacturer's Serial No. 47055, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 653609, and (iii) one Pratt & Whitney JT8D-7 Engine, Manufacturer's Serial No. 657666.

         "Aircraft I" means, collectively, (i) one Boeing 727-251A airframe, United States Aircraft Registration Number N278US, Manufacturer's Serial No. 21157, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-15 or JT8D-15A Engine, Manufacturer's Serial No. 696499, (iii) one Pratt & Whitney JT8D-15 or JT8D-15A Engine, Manufacturer's Serial No. 696502, and (iv) one Pratt & Whitney JT8D-15 or JT8D-15A Engine, Manufacturer's Serial No. 696538.

         "Aircraft J" means, collectively, (i) one Boeing 727-251A airframe, United States Aircraft Registration Number N279US, Manufacturer's Serial No. 21158, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, (ii) one Pratt & Whitney JT8D-15 or JT8D-15A Engine, Manufacturer's Serial No. 656997, and (iii) one Pratt & Whitney JT8D-15 or JT8D-15A Engine, Manufacturer's Serial No. 700522, and (iv) one Pratt & Whitney JT8D-15 or JT8D-15A Engine, Manufacturer's Serial No. 700579.

         "Aircraft Lease A" means that certain Lease of Aircraft and Engines dated October 7, 1993, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft A from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease B" means that certain Lease of Aircraft and Engines dated October 20, 1993, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft B from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease C" means that certain Lease of Aircraft and Engines dated May 1, 1994, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft C from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease D" means that certain Lease of Aircraft and Engines dated July 1, 1994, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft D from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease E" means that certain Lease of Aircraft and Engines dated January 15, 1995, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft E from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease F" means that certain Lease of Aircraft and Engines dated January 15, 1995, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft F from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease G" means that certain Lease of Aircraft and Engines dated January 15, 1995, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft G from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease H" means that certain Lease of Aircraft and Engines dated January 15, 1995, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft H from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease I" means that certain Operating Lease of Aircraft, Appliances and Engines dated December 18, 1995, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft I from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Lease J" means that certain Operating Lease of Aircraft, Appliances and Engines dated December 18, 1995, between Leasing and Aircargo and guaranteed by Kitty Hawk, pursuant to which Aircargo has agreed to lease the Aircraft J from Leasing, as the same may be amended, modified or supplemented from time to time.

         "Aircraft Mortgages" means the Aircraft Chattel Mortgage, Security Agreement and Assignment of Rents executed by Leasing dated the Closing Date (or such other date as Leasing may execute such Aircraft Chattel Mortgage, Security Agreement and Assignment of Rents), and any Aircraft Chattel Mortgage, Security Agreement and Assignment of Rents at any time executed pursuant to
Article 5 hereof, evidencing or creating a Lien as security for the Obligations in form and substance reasonably satisfactory to Agent, and any and all amendments, modifications, supplements, renewals, extensions, restatements or replacements thereof.

         "Aircraft Release Amount" means, with respect to each particular Aircraft as of the date of determination, an amount determined by Agent in good faith equal to (a) the amount for such Aircraft set forth under the heading "Initial Aircraft Release Amount" on Schedule 1.1 hereto, minus (b) with respect to any Aircraft constituting Term Loans A Collateral, the product of the aggregate amount of principal of the Term Loans A repaid subsequent to the Closing Date multiplied by the percentage for such Aircraft set forth under the heading "Percentage Allocation" on Schedule 1.1 or, with respect to any Aircraft constituting Term Loans B Collateral, the product of the aggregate amount of principal of the Term Loans B repaid subsequent to the Closing Date multiplied by the percentage for such Aircraft set forth under the heading "Percentage Allocation" on Schedule 1.1, plus (c) the aggregate outstanding principal amount of the Term Loans C which has been advanced to enhance or otherwise with respect to such Aircraft, plus (d) the product of the aggregate outstanding principal amount of the Term Loans C which has been advanced to enhance or otherwise with respect to any Other Aircraft multiplied by ten percent.

         "Airframes" means those certain airframes identified in the definitions of Aircraft A, Aircraft B, Aircraft C, Aircraft D, Aircraft E, Aircraft F, Aircraft G, Aircraft H, Aircraft I and Aircraft J, together with any and all parts, appliances, components, instruments, accessories, accessions, attachments, equipment or avionics (including, without limitation, communications, radar, navigation systems or other electronic equipment) installed in, appurtenant to or delivered with or in respect of such airframes.

         "Applicable Eurodollar Margin" means, for the period commencing with the Closing Date and thereafter, the rate per annum set forth in the table below that corresponds to the Fixed Charge Coverage Ratio for the four fiscal quarters of the Kitty Hawk Companies on a consolidated basis then most recently ended:

                 Fixed Charge Coverage Ratio       Applicable Eurodollar Margin
                 ---------------------------       ----------------------------
                 Less than 1.40 to 1.00                         2.00%

                 Less than 1.60 to 1.00, but
                   greater than or equal to 1.40 to 1.00        1.75%

                 Greater than or equal to 1.60 to 1.00          1.50%

         "Applicable Lending Office" means for each Lender and each Type of Loan, the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent as the office by which its Loans of such Type are to be made and maintained.

         "Applicable LIBO Rate" means, with respect to any Interest Period or other period with respect to which interest is determined on the basis of a Eurodollar Rate, a rate per annum (calculated on the basis of a 360-day year and actual days elapsed) equal to the average (rounded up, if necessary, to the nearest 1/16 of 1%) of the offered rates determined by Bank One (or, if Bank One is no longer a Lender with respect to the Term Loans B, Agent or any Lender designated by Agent which holds Term Loans B) (with notice to Leasing) by reference to the Telerate Page 3750 as of 11:00 a.m. (London time) on the day two Business Days prior to the first day of such Interest Period for a period comparable to such Interest Period.

         "Applicable Rate" means: (a) during the period that any Loan is a Prime Rate Loan, the Prime Rate; and (b) during the period that any Loan is a Eurodollar Loan, the Eurodollar Rate plus the Applicable Eurodollar Margin.

         "Asset Disposition" means the disposition of any or all of the Property (other than the grant of a Lien as security) of any Kitty Hawk Company, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding any involuntary disposition resulting from casualty damage to Property.

         "Assignee" has the meaning specified in Section 13.8(b).

         "Assigning Lender" has the meaning specified in Section 13.8(b).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

         "Bank One" means Bank One, Texas, N.A., a national banking association.

         "Bank One Agreement" has the meaning specified in Recital D of this Agreement.

         "Bank One Interest Rate Protection Agreement" means that certain ISDA Master Agreement dated as of December 19, 1995, between Bank One and Leasing, as it may be amended, modified, supplemented or restated at any time and from time to time with the prior written consent of Required Lenders, and all Confirmations (as defined therein) issued pursuant thereto, including, without limitation, the two Confirmations dated December 18, 1995.

         "Bankruptcy Code" has the meaning specified in Section 11.1(e).

         "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

         "Borrowers" means Kitty Hawk (with respect to the Revolving Credit Loans) and Leasing, (with respect to the Term Loans) and "Borrower" means either of such Borrowers, individually.

         "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Calculation Date" means the date occurring each quarter during the term of this Agreement which is 15 days after the date on which quarterly financial statements of the Kitty Hawk Companies are required by Section 8.1(b) to be delivered to Agent.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are required to be classified or accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership or another entity).

         "Cash Flow" means, for any period, without duplication, the sum of the following for the Kitty Hawk Companies (or other applicable Person) for such period determined on a consolidated basis in accordance with GAAP: (a) Net Income, plus (b) Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Net Income, plus (d) depreciation and amortization expense and other non-cash items to the extent deducted in determining Net Income, plus (e) rent expense for Operating Leases to the extent deducted in determining Net Income, minus (f) non-cash income to the extent included in determining Net Income.

         "Change of Control" means any of the following events: (a) Kitty Hawk shall at any time fail to own, legally and beneficially, 100% of the outstanding Capital Stock of any of the Kitty Hawk Operating Subsidiaries; (b)
M. Tom Christopher or a successor reasonably acceptable to Required Lenders shall at any time fail to own, legally and beneficially, at least fifty-one percent (51%) of the outstanding voting Capital Stock of Kitty Hawk; (c) after the consummation of a Public Offering, any Person or two or more Persons (other than the Permitted Holders) acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting Capital Stock of Kitty Hawk; (d) individuals who, as of the Closing Date, constitute the Board of Directors of Kitty Hawk (the "Kitty Hawk Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Kitty Hawk, provided, however, that any individual becoming a director of Kitty Hawk subsequent to the Closing Date whose election or nomination for election by Kitty Hawk's shareholders was approved by a vote of at least a majority of the directors then comprising the Kitty Hawk Incumbent Board shall be considered as though such individual were a member of the Kitty Hawk Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of Kitty Hawk; or (e) M. Tom Christopher or a successor reasonably acceptable to Required Lenders shall at any time cease to be chief executive officer of Kitty Hawk or active in the management of the Kitty Hawk Companies.

         "Charters" means Kitty Hawk Charters, Inc., a Texas corporation and a Wholly-Owned Subsidiary of Kitty Hawk directly owned by Kitty Hawk.

         "Closing Date" means August 14, 1996, the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" has the meaning specified in Section 5.1.

         "Commitment Percentage" means, as to any Lender and as to any of its Commitments (as may be applicable based upon the context in which such term is used), the percentage equivalent of a fraction, the numerator of which is the amount of the applicable outstanding Commitment of such Lender (or, if such Commitment has terminated or expired, the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities (with respect to the Revolving Credit Loans Commitment) of such Lender made or issued, respectively, pursuant to such Commitment) and the denominator of which is the aggregate amount of such applicable outstanding Commitments of all Lenders (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities (with respect to the Revolving Credit Loans Commitments) of all Lenders made or issued, respectively, pursuant to such Commitments), as adjusted from time to time in accordance with Section 13.8.

         "Commitments" means the Revolving Credit Loans Commitments, the Term Loans A Commitments, the Term Loans B Commitments and the Term Loans C Commitments.

         "Consolidated Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of the Kitty Hawk Companies.

         "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Kitty Hawk Companies; provided, however, there shall be excluded therefrom: (a) any amount at which shares of Capital Stock of Kitty Hawk appear as an asset on Kitty Hawk's balance sheet;
(b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto; (c) patents, trademarks, trade names and copyrights; (d) deferred expenses; and (e) all other assets which are properly classified as intangible assets.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of any Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Contract Rate" has the meaning specified in Section 13.12(a).

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into another Type of Loan.

         "Current Date" means a date occurring no more than 30 days prior to the Closing Date or such earlier date which is reasonably acceptable to Agent.

         "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or performed services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (d) all Capital Lease Obligations of such Person; (e) all Debt of others Guaranteed by such Person; (f) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person (exclusive of operating leases as to which such Person is lessee); (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person; (i) all liabilities and obligations (exclusive of liabilities and obligations which are not yet due) of such Person in connection with any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies; and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any Plan.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by Borrowers or any Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent plus the Applicable Rate as in effect from time to time.

         "Deposit Account" means a deposit account maintained by the applicable Borrower with a bank selected by such Borrower and reasonably acceptable to Agent.

         "Dollars" and "$" mean lawful money of the U. S.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Kitty Hawk Company is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

         "Eligible Assignee" means (a) any Affiliate of a Lender or (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership or other entity) acceptable to Agent.

         "Engines" means those certain aircraft engines identified in the definitions of Aircraft A, Aircraft B, Aircraft C, Aircraft D, Aircraft E, Aircraft F, Aircraft G, Aircraft H, Aircraft I and Aircraft J and any other aircraft engines which either now or in the future are installed on, appurtenant to, or delivered with or in respect of the Airframes, together with any and all parts, appliances, components, accessories, accessions, attachments or equipment installed on, appurtenant to, or delivered with or in respect of such engines. The term "Engines" shall also refer to any replacement aircraft engine which is required or permitted, under this Agreement and the Aircraft Mortgages, to be installed upon the Airframes and with respect to which the Kitty Hawk Companies comply with each of the applicable requirements contained in this Agreement and the Aircraft Mortgages.

         "Environmental Law" means any federal, state, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U. S. C. Section 1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U. S. C. Section 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and any state or local counterparts.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "Eurodollar Loans" means Loans the interest rate of which are determined on the basis of the rates referred to in the definition of "Eurodollar Rate" and "Adjusted Eurodollar Rate" in this Section 1.1.

         "Eurodollar Rate" means, for any Eurodollar Loan, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Lender to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Reference Lender to which such Interest Period relates; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, with respect to any Eurodollar Loan which is a Term Loan B, the "Eurodollar Rate" means the "Adjusted LIBO Rate" as such term is defined herein. Subject to the proviso contained in the immediately preceding sentence, if the Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor (whether as a result of Section 4.4 or for any other reason), the Eurodollar Rate and the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Lender would have made had it been participating in such Loans.

         "Event of Default" has the meaning specified in Section 11.1.

         "Excess Insurance Proceeds" means any and all proceeds of any Insurance Recovery which any Kitty Hawk Company (as applicable) (a) has elected to not apply to the repair, construction or replacement of the Collateral affected or to the purchase of other, similar Property for use in its business or (b) has not both (i) elected to apply to the repair, construction or replacement of the Collateral affected or to the purchase of other, similar Property for use in its business within 90 days of the event giving rise to the Insurance Recovery and (ii) actually applied to such repair, construction, replacement or purchase commencing within 180 days after the earlier to occur of the receipt of such proceeds by such Kitty Hawk Company or Agent and continuing in a reasonably prompt and diligent fashion thereafter.

         "FAA" means the United States Federal Aviation Administration (or any successor or replacement Governmental Authority having the same or similar authority and responsibilities).

         "Federal Aviation Act" means the Federal Aviation Act of 1958, now primarily codified in Title 49 of the United States Code, as amended.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one- sixteenth of one percent 1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day provided, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Reference Lender on such day on such transactions as determined by Agent.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of the following (without duplication) for the Kitty Hawk Companies for such period determined on a consolidated basis in accordance with GAAP (i) Cash Flow, plus (ii) Maintenance Reserve Expense, to (b) the Fixed Charges of the Kitty Hawk Companies for such period.

         "Fixed Charges" means, for any period, the sum of the following for the Kitty Hawk Companies for such period determined on a consolidated basis in accordance with GAAP (a) Operating Lease Expense, plus (b) Interest Expense, plus (c) the current portion of Funded Debt and Capital Lease Obligations, plus
(d) income and franchise taxes actually paid or payable during such period, plus (e) the Maintenance Reserve Expense.

         "Funded Debt" means, at any particular time without duplication, Senior Funded Debt plus Debt which by its terms is subordinated to the Obligations which would, but for such fact of subordination, be Senior Funded Debt.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability or obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

         "Guaranties" means the Guaranty Agreements executed by the Kitty Hawk Companies, dated the Closing Date (or such other date as any Kitty Hawk Company may execute such Guaranty Agreement), guaranteeing payment and performance of the Obligations in form and substance reasonably satisfactory to Agent, and any such Guaranty Agreement at any time executed pursuant to Article 5, hereof, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Hazardous Material" means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, ray, odor, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

         "Hush Kit" means a Stage 3 noise reduction kit for installation on the engine of any Aircraft.

         "Issuing Bank" means Wells Fargo or such other Lender which is a commercial bank as Kitty Hawk and Agent may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

         "Insurance Recovery" means, with respect to any Collateral and any single occurrence or related occurrences with respect thereto, the receipt or constructive receipt by any Kitty Hawk Company, or the payment by an insurance company to Agent, of proceeds of any such Collateral or casualty insurance.

         "Interest Expense" means, for any period, and in accordance with GAAP, all interest on Debt of the Kitty Hawk Companies (or other applicable Person) paid or accrued during such period, including the interest portion of payments under Capital Lease Obligations.

         "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from a Prime Rate Loan or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Loan, the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as a Borrower may select as provided in Section 2.9, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; (b) any Interest Period which would otherwise extend beyond an applicable Maturity Date shall end on such Maturity Date; (c) no more than three Interest Periods for Eurodollar Loans shall be in effect at the same time for each of the Revolving Credit Loans and the Term Loans C, and no more than one Interest Period for Eurodollar Loans shall be in effect at the same time for each of the Term Loans A and the Term Loans B; (d) no Interest Period for any Eurodollar Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and (e) no Interest Period for a Term Loan may commence before and end after any principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the applicable Term Loans scheduled to be outstanding hereunder after such principal payment date.

         "Investments" has the meaning specified in Section 9.5.

         "Kitty Hawk" means Kitty Hawk, Inc., a Delaware corporation.

         "Kitty Hawk Aircraft" means, collectively, Aircraft, Other Aircraft, Acquired Aircraft and Non-Collateral Aircraft.

         "Kitty Hawk Companies" means, collectively, Kitty Hawk, Aircargo, Charters, Leasing and Skyfreighters, and "Kitty Hawk Company" means any of such corporations.

         "Kitty Hawk Operating Subsidiaries" means, collectively, Leasing, Aircargo and Charters, and "Kitty Hawk Operating Subsidiary" means any of such corporations.

         "Leases" means, collectively, Aircraft Lease A, Aircraft Lease B, Aircraft Lease C, Aircraft Lease D, Aircraft Lease E, Aircraft Lease F, Aircraft Lease G, Aircraft Lease H, Aircraft Lease I and Aircraft Lease J.

         "Lease Assignments" means the Lease Assignment executed by Leasing dated the Closing Date (or such other date as Leasing may execute such Lease Assignment), and any Lease Assignment at any time executed pursuant to Article 5 hereof, in favor of Agent for the benefit of Agent and Lenders, evidencing or creating a Lien as security for the Obligations or any portion thereof in form and substance reasonably satisfactory to Agent, and any and all amendments, modifications, supplements, renewals, tensions, restatements or replacements thereof.

         "Leasing" means Aircraft Leasing, Inc., a Texas corporation and a Wholly-Owned Subsidiary of Kitty Hawk directly owned by Kitty Hawk.

         "Lender" and "Lenders" has the meaning specified in the introductory paragraph of this Agreement, and includes, without limitation unless otherwise provided herein, any Lender in its status as an Issuing Bank.

         "Letter of Credit" means any standby letter of credit issued by the Issuing Bank for the account of Kitty Hawk pursuant to this Agreement.

         "Letter of Credit Agreement" means, with respect to each Letter of Credit to be issued by the Issuing Bank therefor, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by Kitty Hawk in connection with the issuance of such Letter of Credit.

         "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

         "Leverage Ratio" means, at any particular time, the ratio of (a) the sum of the following for the Kitty Hawk Companies as of such date determined on a consolidated basis in accordance with GAAP: (i) Consolidated Liabilities, plus (ii) seven times the Operating Lease Expense for the four fiscal quarters then ended, to (b) Consolidated Tangible Net Worth.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

         "Loans" means the Revolving Credit Loans and the Term Loans, and "Loan" means any of the Revolving Credit Loans or the Term Loans.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the Letter of Credit Agreements, the Bank One Interest Rate Protection Agreement and any and all other promissory notes, chattel mortgages, deeds of trust, security agreements, assignments, financing statements, guaranties and other agreements, documents, instruments and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Maintenance Reserve Expense" means, for any period, without duplication, the aggregate of any and all reserves, sinking or other analogous funds accruals or similar accounting treatment established or used for accounting purposes, whether or not actually paid, for the maintenance, upkeep, improvement, enhancement or repair of any aircraft of Kitty Hawk or any of its Subsidiaries, such Maintenance Reserve Expense to be determined on a consolidated basis in accordance with GAAP.

         "Material Adverse Effect" means the occurrence of any event or the existence of any condition that has materially and adversely affected, or is reasonably expected (given the totality of circumstances then existing) to have a material adverse effect on: (a) the Properties, business, operations, financial condition or performance, cash flow, liabilities or capitalization of any Kitty Hawk Company; (b) the ability of any Kitty Hawk Company to pay and perform when due its Obligations under any Loan Document to which it is a party; (c) the value or condition of the Collateral (provided, however, that the phrase "value or" in this clause (c) shall be deemed to have been deleted after all Term Loan C Commitments have been irrevocably terminated); or (d) the validity or enforceability of (i) any of the Loan Documents, (ii) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien, or (iii) the rights and remedies of Agent or Lenders under any of the Loan Documents.

         "Material Contracts" means, as to any Person, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract which is deemed to be a material contract of such Person as provided in Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any and all amendments, modifications, supplements, renewals or restatements thereof.

         "Maturity Date" means the Revolving Credit Loans Maturity Date, the Term Loans A Maturity Date, the Term Loans B Maturity Date or the Term Loans C Maturity Date, as the case may be.

         "Maximum Rate" means, with respect to any Lender, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the applicable Borrower or Borrowers at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes; provided, however, that, to the extent permitted by applicable law, Agent shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from any Kitty Hawk Company or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

         "Net Income" means, for any period, the net income (or loss) of the Kitty Hawk Companies (or other applicable Person) for such period, determined on a consolidated basis in accordance with GAAP.

         "Non-Collateral Aircraft" means (a) any and all aircraft, engines, propellers, appliances and spare parts hereafter owned by any of the Kitty Hawk Companies that (i) are not subject to any Lien in favor of Agent securing any Obligation and (ii) are not required to be subject to such a Lien in accordance with this Agreement or any other Loan Document (including, without limitation, Aircraft and Acquired Aircraft that previously were subject to Liens securing the Obligations, but which Liens, as of the date of determination, have been released by Agent in accordance with this Agreement), and (b) all products and proceeds thereof other than accounts (including, without limitation, Receivables), chattel paper, general intangibles and other personal property referred to in clause (d) of Section 5.1.

         "Notes" means the Revolving Credit Loans Notes, the Term Loans A Notes, the Term Loans B Notes, the Term Loans C Notes and any and all amendments, modifications, supplements, renewals, extensions, restatements or replacements thereof and all substitutions therefor (including promissory notes issued by any Borrower pursuant to Section 13.8), and "Note" means any one of such promissory notes.

         "Obligations" means any and all (a) indebtedness, liabilities and obligations of the Kitty Hawk Companies, or any of them, to Agent, the Issuing Bank and Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, the Guaranties), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Kitty Hawk Companies, or any of them, to repay the Loans and the Reimbursement Obligations, to pay interest on the Loans and the Reimbursement Obligations (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees and expenses) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans, the Reimbursement Obligations and interest accrued thereon and such fees, indemnities, costs and expenses, and (b) liabilities and obligations of the Kitty Hawk Companies, or any of them, under the Bank One Interest Rate Protection Agreement and under any other interest rate swap, cap or collar agreement or similar arrangement between any Kitty Hawk Company and another Person providing for the transfer or mitigation of interest rate risks approved by Agent and Required Lenders as being a part of the "Obligations" hereunder.

         "Operating Lease" means, with respect to any Person, any lease, rental or other agreement for the use by that Person of any Property which is not a Capital Lease Obligation.

         "Operating Lease Expense" means, with respect to any Person, means all payments of such Person with respect to any Operating Lease.

         "Other Aircraft" means, collectively, (i) one Boeing 727-223 airframe, United States Aircraft Registration Number N69740, Manufacturer's Serial No. 20668, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, including, without limitation, one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665275, one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665899, and one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 665564 and (ii) one Boeing 727-223 airframe, United States Aircraft Registration Number N6809, Manufacturer's Serial No. 19484, together with any and all parts, appliances, components, instruments, accessories, accessions, equipment, and avionics installed in or appurtenant to such airframe, including, without limitation, one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666338, one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 655014, and one Pratt & Whitney JT8D-9A Engine, Manufacturer's Serial No. 666256.

         "Outstanding Revolving Credit" means, at any particular time, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans, plus (b) all Letter of Credit Liabilities.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Payor" means as specified in Section 3.4.

         "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by any Kitty Hawk Company or any ERISA Affiliate for employees of any Kitty Hawk Company or any ERISA Affiliate.

         "Peril" means as specified in Section 8.5(a).

         "Permit" means any permit, certificate, approval, order, license or other authorization.

         "Permitted Holders" means (a) the officers and directors of the Kitty Hawk Companies as of the Closing Date, (b) all other individuals who own Capital Stock of Kitty Hawk on the Closing Date, and (c) any spouse, parent, sibling, child or grandchild of any of the aforesaid individuals (in each case, whether such relationship arises from birth, adoption or through marriage) or any trust established for the benefit of any such individuals or any spouse, parent, sibling, child or grandchild of any such individuals (in each case whether such relationship arises from birth, adoption or through marriage).

         "Permitted Liens" means:

                 (a) Liens in favor of Agent (for the benefit of Agent and Lenders) securing the Obligations pursuant to the Loan Documents;

                 (b) Liens for taxes, assessments or other governmental charges which (i) are not delinquent or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established in accordance with GAAP;

                 (c) Liens of mechanics, materialmen, artisans or other similar statutory Liens securing obligations incurred in the ordinary course of business which (i) are not yet due or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established in accordance with GAAP;

                 (d) Any extension, renewal or replacement of any of the foregoing, provided that Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or Property.

         "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Kitty Hawk Company or any ERISA Affiliate, including any Pension Plan.

         "Prime Rate" means, at any time, the rate of interest per annum then most recently established by Wells Fargo as its highest commercial prime rate then in effect, which rate may not be the lowest rate of interest charged by Wells Fargo to its commercial borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the applicable Borrower or Borrowers at the time of such change in the Prime Rate.

         "Prime Rate Loans" means any Loans that bear interest at rates based upon the Prime Rate.

         "Principal Office" means the principal office of Agent in Dallas, Texas, presently located at 1445 Ross Avenue, Dallas, Texas 75202.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Property" means, unless the context otherwise requires, property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

         "Public Offering" means a public offering of any Capital Stock of Kitty Hawk.

         "Quarterly Payment Date" means the last day of each March, June, September and December of each year, commencing September 30, 1996.

         "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

         "Receivables" means, as at any date of determination thereof, each and every "account" as such term is defined in the UCC and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of any Kitty Hawk Company in respect of goods sold and shipped or services rendered by a Kitty Hawk Company.

         "Reference Lender" means Wells Fargo.

         "Register" has the meaning specified in Section 13.8(d).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state, or any foreign, laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any U.S. federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Reimbursement Obligations" means the obligation of Kitty Hawk to reimburse the Issuing Bank for any drawing under a Letter of Credit.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

         "Remedial Action" means all actions required to (a) clean up, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Lenders" means, at any date of determination, Lenders having in the aggregate at least 66 2/3% (in Dollar amount as to any one or more of the following) of the sum of (a) the aggregate outstanding Revolving Credit Loans Commitments (or, if such Revolving Credit Loans Commitments have terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans and Letter of Credit Liabilities), plus (b) the aggregate outstanding principal amount of the Term Loans A, plus (c) the aggregate outstanding principal amount of the Term Loans B, plus (d) the aggregate outstanding Term Loans C Commitments (or, if such Term Loans C Commitments have terminated or expired, the aggregate outstanding principal amount of the Term Loans C).

         "Required Payment" means as specified in Section 3.4.

         "Reserve Requirement" means, for any Eurodollar Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lenders by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Responsible Officer" means, as to any Kitty Hawk Company, the chief financial officer, chief operating officer or chief executive officer of such Kitty Hawk Company.

         "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of any Kitty Hawk Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Kitty Hawk Company now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Subordinated Debt; (d) any loan, advance or payment to any officer, director or shareholder of any Kitty Hawk Company (other than as may be made in the ordinary course of business to Kitty Hawk as a shareholder), exclusive of reasonable compensation paid to officers or directors paid in the ordinary course of business; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Kitty Hawk Company now or hereafter outstanding.

         "Revolving Credit Loans" has the meaning specified in Section 2.1(a).

         "Revolving Credit Loans Commitment" means, as to any Lender, the obligation of such Lender, in accordance with this Agreement, to make or continue Revolving Credit Loans and to incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Revolving Credit Loans Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Revolving Credit Loans Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Revolving Credit Loans Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Revolving Credit Loans Commitments is $15,000,000.

         "Revolving Credit Loans Lender" means, as of any date of determination, each Lender which has a Revolving Credit Loans Commitment.

         "Revolving Credit Loans Maturity Date" means December 31, 1998.

         "Revolving Credit Loans Notes" means the promissory notes, in the form of Exhibit B hereto, made by Kitty Hawk evidencing the Revolving Credit Loans.

         "Securities" means any and all securities and other equity rights or ownership interests of any type or character in any Person which is not a natural Person, including, without limitation, (a) Capital Stock or other equity rights, bonds, notes or other instruments convertible into Capital

Stock or other equity interests, (b) options, warrants or other rights to acquire Capital Stock or other equity interests, and (c) partnership and joint venture interests.

         "Security Agreements" means security agreements, pledge agreements and other agreements, documents or instruments executed by the Kitty Hawk Companies dated the Closing Date (or such other date as any Kitty Hawk Company may execute such Security Agreement), and any such agreement, document or instrument at any time executed pursuant to Article 5 hereof, evidencing or creating a Lien on the Collateral referred to in clause (d) of Section 5.1 as security for the Obligations and in form and substance reasonably satisfactory to Agent, and any and all amendments, modifications, supplements, renewals, extensions, restatements or replacements thereof.

         "Security Documents" means the Guaranties, Aircraft Mortgages, the Lease Assignments, and the Security Agreements, as they may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Kitty Hawk Company in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

         "Senior Funded Debt" means, at any particular time, exclusive of any Debt which by its terms is subordinated to the Obligations and approved to be excluded from the definition of Senior Funded Debt by Agent, (a) all Debt of the Kitty Hawk Companies which matures by its terms, or is renewable at the option of Kitty Hawk or any of its Subsidiaries, to a date more than one year after the original creation of such Debt, (b) all other Debt which would be classified as "funded indebtedness" or "long-term indebtedness" on a consolidated balance sheet of the Kitty Hawk Companies as of such date in accordance with GAAP, (c) all Debt of the Kitty Hawk Companies for borrowed money, and (d) all Capital Lease Obligations of the Kitty Hawk Companies.

         "Senior Funded Debt to Cash Flow Ratio" means, for any period, the ratio of (a) the sum of the following (without duplication) for the Kitty Hawk Companies for such period determined on a consolidated basis in accordance with
GAAP: (i) Senior Funded Debt, plus (ii) seven times the Operating Lease Expense projected for the twelve month period from the date of determination to the anniversary date of such date of determination, to (b) Cash Flow of the Kitty Hawk Companies for the four fiscal quarters then ended.

         "Skyfreighters" means Skyfreighters Corporation, a Texas corporation and a Wholly-Owned Subsidiary of Kitty Hawk directly owned by Kitty Hawk.

         "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Debt" means any and all Debt of any Kitty Hawk Company which is subordinate in right of payment to the payment of the Obligations or any portion thereof.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         "Term Loans" means the Term Loans A, the Term Loans B and the Term Loans C.

         "Term Loans A" has the meaning specified in Section 2.1(b).

         "Term Loans A Collateral" means, collectively, Aircraft A, Aircraft B, Aircraft C, Aircraft D, Aircraft E, Aircraft F, Aircraft G and Aircraft H.

         "Term Loans A Commitment" means, as to any Lender, the obligation of such Lender to make or continue Term Loans A hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans A Commitment", as the same may be terminated pursuant to Section 11.2, and "Term Loans A Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Term Loans A Commitments is $12,744,000.45.

         "Term Loans A Lenders" means, as of any date of determination, each Lender which has a Term Loans A Commitment.

         "Term Loans A Maturity Date" means June 30, 2002.

         "Term Loans A Notes" means the promissory notes made by Leasing evidencing the Term Loans A, in the form of Exhibit C hereto.

         "Term Loans B" has the meaning specified in Section 2.1(c).

         "Term Loans B Collateral" means, collectively, Aircraft I and Aircraft
J.

         "Term Loans B Commitment" means, as to any Lender, the obligation of such Lender to make or continue Term Loans B hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans B Commitment", as the same may be terminated pursuant to Section 11.2, and "Term Loans B Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Term Loans B Commitments is $11,225,000.

         "Term Loans B Lenders" means, as of any date of determination, each Lender which has a Term Loans B Commitment.

         "Term Loans B Maturity Date" means June 30, 2003.

         "Term Loans B Notes" means the promissory notes made by Leasing evidencing the Term Loans B, in the form of Exhibit D hereto.

         "Term Loans C" has the meaning specified in Section 2.1(d).

         "Term Loans C Availability Termination Date" means the earlier to occur of either (a) the making of Term Loans C in the aggregate amount of the Term Loans C Commitments or (b) April 30, 1998.

         "Term Loans C Commitment" means, as to any Lender, the obligation of such Lender to make or continue Term Loans C hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans C Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Term Loans C Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Term Loans C Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Term Loans C Commitments is $10,000,000.

         "Term Loans C Lenders" means, as of any date of determination, each Lender which has a Term Loans C Commitment.

         "Term Loans C Maturity Date" means June 30, 2003.

         "Term Loans C Notes" means the promissory notes made by Leasing evidencing the Term Loans C, in the form of Exhibit E hereto.

         "Title Company" means Federal Aviation Title and Guaranty Company, Oklahoma City, Oklahoma.

         "Type" means any type of Loan (i.e., Prime Rate Loan or Eurodollar
Loan).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

         "U.S." means the United States of America.

         "WFB Agreements" means, collectively, the WFB Agreement No. 1, the WFB Agreement No. 2 and the WFB Agreement No. 3, as such agreements may have been amended, modified or supplemented.

         "WFB Agreement No. 1" has the meaning specified in Recital A of this Agreement.

         "WFB Agreement No. 2" has the meaning specified in Recital B of this Agreement.

         "WFB Agreement No. 3" has the meaning specified in Recital C of this Agreement.

         "Wells Fargo" means Wells Fargo Bank (Texas), National Association, a national banking association formerly known as First Interstate Bank of Texas, N.A.

         "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock is owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.


         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3    Accounting Terms and Determinations.


                 (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP (subject to year end adjustments, if applicable) consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a). All financial information delivered to Agent pursuant to

         Section 8.1 shall be prepared in accordance with GAAP (subject to year end adjustments, if applicable) applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a) or in accordance with Section 8.7.


                 (b) Kitty Hawk shall deliver to Agent and Lenders, at the same time as the delivery of any annual, quarterly or monthly financial statement under Section 8.1, (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual, quarterly or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) preceding and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.


                 (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including Article 10 hereof), neither Kitty Hawk nor any of its Subsidiaries will change the last day of its fiscal year from August 31 or, if changed in contemplation of a Public Offering, December 31, or the last days of the first three fiscal quarters of the Kitty Hawk Companies in each of its fiscal years from that existing on the Closing Date except to reflect any such change to a fiscal year ending December 31.

         Section 1.4 Financial Covenants and Reporting. The financial covenants contained in Article 10 shall be calculated on a consolidated basis for the Kitty Hawk Companies in accordance with GAAP.

                                   ARTICLE 2



                                     Loans

         Section 2.1    Commitments.


                 (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.13), each Revolving Credit Loans Lender severally agrees to make one or more revolving credit loans to Kitty Hawk from time to time from and including the Closing Date to but excluding the Revolving Credit Loans Maturity Date in an aggregate principal amount outstanding not to exceed the positive remainder of (i) the amount of such Lender's Revolving Credit Loans Commitment as then in effect, minus (ii) such Lender's Commitment Percentage of the Letter of Credit Liabilities then outstanding (such revolving credit loans referred to in this Section 2.1(a) now or hereafter made by Lenders to Kitty Hawk from and including and after the Closing Date are hereinafter collectively called the "Revolving Credit Loans"). Subject to the foregoing limitations and the other terms and conditions of this Agreement, Kitty Hawk may borrow, repay and reborrow the Revolving Credit Loans hereunder. Kitty Hawk agrees to borrow Revolving Credit Loans on the Closing Date for the purpose of paying the amounts specified in the first sentence of Section 2.10(a).

                 (b) Term Loans A. Subject to the terms and conditions of this Agreement, each Term Loans A Lender severally agrees to make a term loan to Leasing in a single disbursement on the Closing Date in an amount equal to such Lender's Term Loans A Commitment (such term loans referred to in this Section 2.1(b) made by the Term Loans A Lenders to Leasing are hereinafter collectively called the "Term Loans A"). The Term Loans A Commitments shall terminate upon the making of the Term Loans A.


                 (c) Term Loans B. Subject to the terms and conditions of this Agreement, each Term Loans B Lender severally agrees to make a term loan to Leasing in a single disbursement on the Closing Date in an amount equal to such Lender's Term Loans B Commitment (such term loans referred to in this Section 2.1(c) made by the Term Loans B Lenders to Leasing are hereinafter collectively called the "Term Loans B"). The Term Loans B Commitments shall terminate upon the making of the Term Loans B.


                 (d) Term Loans C. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.13), each Term Loans C Lender severally agrees to make term loans to Leasing, at any time and from time to time, but no more than once each month (exclusive of Continuations and Conversions of Term Loans C in accordance with Section 2.1(e)) as provided for herein, during the Advance Period, in an aggregate principal amount not to exceed the amount of such Lender's Term Loans C Commitment then in effect (such term loans referred to in this Section 2.1(d) made by the Term Loans C Lenders to Leasing are hereinafter collectively called the "Term Loans C"). Leasing may not repay and then reborrow any Term Loans C, the Term Loans C Commitments shall reduce upon each making of the Term Loans C by an aggregate amount equal to the aggregate amount of the Term Loans C then made and the Term Loans C Commitments shall terminate upon the making of the Term Loans C in the aggregate amount of $10,000,000.


                 (e)              Continuation and Conversion of Loans.
         Subject to the terms of this Agreement, the applicable Borrower may borrow the Loans as Prime Rate Loans or Eurodollar Loans and, until the respective Maturity Date thereof, the applicable Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type.


                 (f) Lending Offices. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         Section 2.2 The Notes. The Revolving Credit Loans made by each Revolving Credit Loans Lender shall be evidenced by a single promissory note of Kitty Hawk in substantially the form of Exhibit B hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Revolving Credit Loans Commitment as originally in effect, and otherwise duly completed. The Term Loans A made by each Term Loans A Lender shall be evidenced by a single promissory note of Leasing in substantially the form of Exhibit C hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its

Term Loans A Commitment as originally in effect, and otherwise duly completed. The Term Loans B made by each Term Loans B Lender shall be evidenced by a single promissory note of Leasing in substantially the form of Exhibit D hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Term Loans B Commitment as originally in effect, and otherwise duly completed. The Term Loans C made by each Term Loans C Lender shall be evidenced by a single promissory note of Leasing in substantially the form of Exhibit E hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Term Loans C Commitment as originally in effect, and otherwise duly completed. Each Lender is hereby authorized by the applicable Borrower to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to the applicable Borrower and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the applicable Borrower under such Note or this Agreement in respect of such Loan.

         Section 2.3    Repayment of Loans.


                 (a) Kitty Hawk shall pay to Agent for the account of the Revolving Credit Loans Lenders the outstanding principal of the Revolving Credit Loans (and the outstanding principal of the Revolving Credit Loans shall be due and payable) on the Revolving Credit Loans Maturity Date; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, with respect to Revolving Credit Loans which are used for Aircraft Acquisitions, Kitty Hawk shall pay to Agent for the account of the Revolving Credit Loans Lenders the entire principal amount of such Revolving Credit Loans (and the entire outstanding principal amount of such Revolving Credit Loans shall be due and payable) on or before 150 days after the date of the borrowing of such Revolving Credit Loans.


                 (b) Leasing shall pay to Agent for the account of the Term Loans A Lenders the outstanding principal of the Term Loans A (and the outstanding principal of the Term Loans A shall be due and payable) in 23 installments, commencing on September 30, 1996 and continuing on each Quarterly Payment Date thereafter through and including March 31, 2002, each of which installments shall be in the amount of $531,000.18. In addition, Leasing shall pay to Agent for the account of the Term Loans A Lenders all outstanding principal of the Term Loans A (and all outstanding principal of the Term Loans A shall be due and payable) on the Term Loans A Maturity Date.


                 (c) Leasing shall pay to Agent for the account of the Term Loans B Lenders the outstanding principal of the Term Loans B (and the outstanding principal of the Term Loans B shall be due and payable) in 27 installments, commencing on September 30, 1996 and continuing on each Quarterly Payment Date thereafter through and including March 31, 2003, each of which installments shall be in the amount set forth below:

                   Quarterly Payment Date             Principal Installment
                   ----------------------             ---------------------
                   September 30, 1996                      $306,598.90

                   December 31, 1996                       $312,477.93

                   March 31, 1997                          $318,469.70

                   June 30, 1997                           $324,576.36

                   September 30, 1997                      $330,800.10

                   December 31, 1997                       $337,143.20

                   March 31, 1998                          $343,607.92

                   June 30, 1998                           $350,196.60

                   September 30, 1998                      $356,911.62

                   December 31, 1998                       $363,755.40

                   March 31, 1999                          $370,730.42

                   June 30, 1999                           $377,839.17

                   September 30, 1999                      $385,084.23

                   December 31, 1999                       $392,468.23

                   March 31, 2000                          $399,993.80

                   June 30, 2000                           $407,663.68

                   September 30, 2000                      $415,480.62

                   December 31, 2000                       $423,447.48

                   March 31, 2001                          $431,567.08

                   June 30, 2001                           $439,842.38

                   September 30, 2001                      $448,276.36

                   December 31, 2001                       $456,872.07

                   March 31, 2002                          $465,632.58

                   June 30, 2002                           $474,561.08

                   September 30, 2002                      $483,660.80

                   December 31, 2002                       $492,934.99

                   March 31, 2003                          $502,387.02

         In addition, Leasing shall pay to Agent for the account of the Term Loans B Lenders all outstanding principal of the Term Loans B (and all outstanding principal of the Term Loans B shall be due and payable) on the Term Loans B Maturity Date.


                 (d) Leasing shall pay to Agent for the account of the Term Loans C Lenders the principal of the Term Loans C outstanding on the Term Loans C Availability Termination Date (and the outstanding principal of the Term Loans C shall be due and payable) in 20 installments, commencing on June 30, 1998 and continuing on each Quarterly Payment Date thereafter through and including March 31, 2003, each of which installments shall be in the amount equal to (i) the aggregate principal amount of the Term Loans C outstanding on the Term Loans C Availability Termination Date, divided by (ii) 21. In addition, Leasing shall pay to Agent for the account of the Term Loans C Lenders all outstanding principal of the Term Loans C (and all outstanding principal of the Term Loans C shall be due and payable) on the Term Loans C Maturity Date.


                 (e) In the event of any prepayment of the Term Loans A, the Term Loans B or the Term Loans C in connection with any release of any of the Aircraft in accordance with Section 5.4(b), such prepayment shall be applied in accordance with the proviso contained in clause (d) of Section 2.6 (if a voluntary prepayment) or the proviso contained in the first sentence of Section 2.7(d) (if a mandatory prepayment) with the effect that (i) the amount of each subsequent installment of principal of the Term Loans A as provided in
         Section 2.3(b) shall be reduced pro rata in connection with any such prepayment of the Term Loans A such that the then remaining outstanding principal amount of the Term Loans A shall be payable in equal quarterly installments on each Quarterly Payment Date thereafter and on the Term Loans A Maturity Date, (ii) the amount of each subsequent installment of principal of the Term Loans B as provided in
         Section 2.3(c) shall be reduced pro rata in connection with any such prepayment of the Term Loans B such that each of the then remaining principal installments are reduced by the same percentage, and (iii) the amount of each subsequent installment of principal of the Term Loans C as provided in Section 2.3(d) shall be reduced pro rata in connection with any such prepayment of the Term Loans C such that the then outstanding principal amount of the Term Loans C shall be payable in equally quarterly installments on each Quarterly Payment Date thereafter and on the Term Loans C Maturity Date.

         Section 2.4    Interest.


                 (a) Interest Rate. The applicable Borrower shall pay to Agent for the account of each applicable Lender interest on the unpaid principal amount of each Loan made by such Lender to such Borrower for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:


                            (i) during the periods any such Loan is a Prime Rate Loan, the lesser of (A) the Prime Rate or (B) the Maximum Rate; and


                            (ii) during the periods any such Loan is a Eurodollar Loan, the lesser of (A) the Eurodollar Rate plus the Applicable Margin or (B) the Maximum Rate.


                 (b) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:


                            (i) in the case of Prime Rate Loans, on each Quarterly Payment Date;

                            (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto;


                            (iii) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and


                            (iv)           on the Maturity Date for such Loan.


                     (c) Default Interest. Notwithstanding the foregoing, the applicable Borrower shall pay to Agent for the account of each applicable Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender to such Borrower, any Reimbursement Obligation and (to the fullest extent permitted by law) any other amount payable by the applicable Borrower under this Agreement or any other Loan Document to or for the account of such Lender, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by Agent.

         Section 2.5 Borrowing Procedure. Kitty Hawk, with respect to the Revolving Credit Loans, and Leasing, with respect to the Term Loans, shall give Agent notice of each borrowing hereunder in accordance with Section 2.9. Not later than 12:00 noon (Dallas, Texas time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to Agent, at the Principal Office, in immediately available funds, for the account of the applicable Borrower. The amount so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by wire transfer of immediately available funds to the applicable Deposit Account no later than 2:00 p.m. (Dallas, Texas time).

         Section 2.6 Optional Prepayments, Conversions and Continuations of Loans. Subject to Section 2.7, the applicable Borrower shall have the right from time to time to prepay the principal of the Loans, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that: (a) Kitty Hawk, with respect to the Revolving Credit Loans, and Leasing, with respect to the Term Loans, shall give Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9,
(b) Eurodollar Loans may only be Converted on the last day of the Interest Period, (c) except for Conversions of Eurodollar Loans into Prime Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing, and (d) optional prepayments of any Term Loans shall be applied to the then remaining principal installments of such Term Loans, in the inverse order of the maturities of such installments; provided, however, that any optional prepayment of principal of the applicable Term Loans equal to the Aircraft Release Amount for an Aircraft made in connection with the release of such Aircraft pursuant to Section 5.4(b) shall be applied to the applicable Term Loans in accordance with this Agreement (as provided or referred to in the definition of Aircraft Release Amount) and shall be applied to each of the then remaining principal installments of the applicable Term Loans pro rata based upon the percentage that each such principal installment is to the then total outstanding principal amount of such Term Loans (or, with respect to any prepayment of the Term Loans C prior to the Term Loans C Availability Termination Date, to the then outstanding principal amount of the Term Loans C).

         Section 2.7    Mandatory Prepayments.


                 (a) Insurance Recovery. Each Kitty Hawk Company shall, within two Business Days after it receives any Excess Insurance Proceeds, pay (or cause to be paid) to Agent, as a prepayment of the Term Loans, an aggregate amount equal to such Excess Insurance Proceeds. The proceeds of any Excess Insurance Proceeds shall be applied to the Term Loans A if such Excess Insurance Proceeds result from a casualty loss to the Term Loans A Collateral and shall be applied to the Term Loans B if such Excess Insurance Proceeds result from a casualty loss to the Term Loans B Collateral. After such application of the Excess Insurance Proceeds to either the Term Loans A or the Term Loans B (as applicable), any remaining Excess Insurance Proceeds shall, after the Term Loans A or the Term Loans B, respectively, are paid in full (as applicable), be applied in order of priority to (i) the Term Loans C (until such Loans are paid in full),
         (ii) the Revolving Credit Loans, and (iii) the Term Loans B or the Term Loans A, respectively. Notwithstanding anything to the contrary contained in this Section 2.7(a), in the event of Leasing's receipt of Excess Insurance Proceeds payable with respect to any Aircraft or Acquired Aircraft in an amount in excess of the Aircraft Release Amount for such Aircraft or the amount required to release such Acquired Aircraft pursuant to Section 5.4(c), respectively, then Leasing shall not be obligated to pay, pursuant to this Section 2.7(a), an amount of such Excess Insurance Proceeds in excess of the Aircraft Release Amount for such Aircraft or the amount required to release such Acquired Aircraft pursuant to Section 5.4(c), respectively.


                 (b) Asset Dispositions. Each Kitty Hawk Company shall, concurrently with any sale or other disposition of any Collateral, pay (or cause to be paid) to Agent, as a prepayment of the Term Loans, an aggregate amount equal to 100% of the proceeds resulting from such sale or other disposition of such Collateral.
         Such proceeds shall be applied to the Term Loans A if such Collateral is Term Loans A Collateral and shall be applied to the Term Loans B if such Collateral is Term Loans B Collateral. After such application of proceeds to either the Term Loans A or the Term Loans B (as applicable), any remaining proceeds shall, after the Term Loans A or the Term Loans B, respectively, are paid in full (as applicable), be applied in order of priority to (i) the Term Loans C (until such Loans are paid in full), (ii) the Revolving Credit Loans, and (iii) the Term Loans B or the Term Loans A, respectively. Notwithstanding anything to the contrary contained in this Section 2.7(b), in the event that the proceeds from any such sale or other disposition of an Aircraft or Acquired Aircraft are in excess of the Aircraft Release Amount for such Aircraft or the amount required to release such Acquired Aircraft pursuant to Section 5.4(c), respectively, then Leasing shall not be obligated to pay, pursuant to this Section 2.7(b), an amount of such proceeds in excess of the Aircraft Release Amount for such Aircraft or the amount required to release such Acquired Aircraft pursuant to
         Section 5.4(c), respectively. Nothing contained in this Section 2.7 shall be construed to authorize or permit the sale or other disposition of any Collateral other than in compliance with Section 9.8(a).


                 (c) Revolving Credit Loans. If at any time the Outstanding Revolving Credit exceeds an amount equal to the Revolving Credit Loans Commitments at such time, within one Business Day after the occurrence thereof, Kitty Hawk shall pay to Agent the amount of such excess as a prepayment of the Revolving Credit Loans.


                 (d) Application of Mandatory Prepayments. All prepayments pursuant to subsections (a) and (b) preceding, if and to the extent the same are required to be applied to the Term Loans in accordance with such subsections, shall be applied to the then remaining installments of principal of the Term Loans A, the Term Loans B or the Term Loans C, as required by such subsections, in the inverse order of the maturities of such installments; provided, however, that any mandatory prepayment of principal of the applicable Term Loans equal to the Aircraft Release Amount for an Aircraft made in connection with the release of such Aircraft pursuant to Section 5.4(b) shall be applied to the applicable Term Loans in accordance with this Agreement (as provided or referred to in the definition of Aircraft Release Amount) and shall be applied to each of the then remaining principal installments of the applicable Term Loans pro rata based upon the percentage that each such principal installment is to the then total outstanding principal amount of such Term Loans (or, with respect to any prepayment of the Term Loans C prior to the Term Loans C Availability Termination Date, to the then outstanding principal amount of the Term Loans C). Notwithstanding anything to the contrary contained in this Section 2.7, any prepayment required to be applied to the Term Loans A or the Term Loans B pursuant to the provisions of this Section 2.7 shall, if the Term Loans A or Term Loans B, as applicable, shall have been paid in full, be applied to the Term Loans C, and any prepayment required to be applied to the Term Loans C pursuant to the provisions of this Section 2.7 shall, if the Term Loans C shall have been paid in full, be applied in order of priority to the Revolving Credit Loans and then to the remaining balance of the Term Loans B or the Term Loans A, respectively.

         Section 2.8 Minimum Amounts. Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each prepayment of principal of the Revolving Credit Loans used for general corporate purposes shall be in an amount at least equal to $100,000 or an integral multiple in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

         Section 2.9 Certain Notices. Notices by the applicable Borrower to Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Agent not later than 10:00 a.m. (Dallas, Texas, time) on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                                             Number of
                                Notice                                                  Business Days Prior
                                ------                                                  -------------------
          Terminations or Reductions of Commitments                                              1

          Borrowings of Revolving Credit Loans, Term Loans A and Term Loans B                    1
          Prime Rate Loans

          Borrowings of Revolving Credit Loans, Term Loans A and Term Loans B                    3
          Eurodollar Loans

          Borrowings of Term Loans C                                                             3

          Conversions or Continuations of Loans                                                  3

          Prepayments of Revolving Credit Loans which are Prime Rate Loans                       1

          Prepayments of Revolving Credit Loans which are Eurodollar Loans                       3

          Prepayments of Term Loans                                                              3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Notices of borrowings, Conversions, Continuations or prepayments shall be in the form of Exhibit F hereto, appropriately completed as applicable. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Agent shall promptly notify Lenders of the contents of each such notice. In the event the applicable Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as Eurodollar Loan) will be automatically Converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Prime Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Prime Rate Loan. The applicable Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate. Bank One shall, promptly upon the making of any such Eurodollar Loan, notify Agent of the Eurodollar Rate attributable to any Eurodollar Loan which is a Term Loan B.

         Section 2.10    Use of Proceeds.


                 (a) Kitty Hawk agrees with Agent and Lenders that it will, on the Closing Date, borrow Revolving Credit Loans in an aggregate amount sufficient to pay in full all existing principal indebtedness, accrued interest, fees, costs and expenses owed by Kitty Hawk to Wells Fargo under the WFB Agreement No. 3, and Kitty Hawk hereby irrevocably requests that Agent deliver such proceeds to Wells Fargo to pay such indebtedness. Kitty Hawk agrees with Agent and Lenders that the proceeds of the Revolving Credit Loans to be made on and after the Closing Date shall be used by Kitty Hawk, Leasing, Aircargo and Charters (i) for general corporate purposes, and (ii) to provide interim financing for Aircraft Acquisitions by Leasing such interim financing not to exceed at any time $6,500,000 attributable to any single Acquired Aircraft; provided, however, that the sum of the aggregate principal amount of the Revolving Credit Loans outstanding at any time used for other than the purpose specified in clause (ii) preceding plus the Letter of Credit Liabilities outstanding at any time shall not, at any time, exceed $5,000,000. Each of Kitty Hawk and Wells Fargo represents and warrants to Bank One that, as of the Closing Date, the aggregate outstanding principal amount of the indebtedness owed by Kitty Hawk to Wells Fargo under the WFB Agreement No. 3 is $3,000,000.


                 (b) Leasing agrees with Agent and Lenders that the proceeds of the Term Loans A shall be used by Leasing to pay in full $12,744,000.45 of existing indebtedness owed by Leasing to Wells Fargo under the WFB Agreement No. 1 and the WFB Agreement No. 2, and Leasing hereby irrevocably requests that Agent deliver all of such proceeds to Wells Fargo to pay such indebtedness (and Wells Fargo agrees to apply such proceeds to pay such indebtedness). Each of Leasing and Wells Fargo represents and warrants to Bank One that, as of the Closing Date, the aggregate outstanding principal amount of the indebtedness owed by Leasing to Wells Fargo under the WFB Agreement No. 1 and the WFB Agreement No. 2 is $12,744,000.45.


                 (c) Leasing agrees with Agent and Lenders that the proceeds of the Term Loans B shall be used by Leasing to pay in full $11,225,000 of existing indebtedness owed by Leasing to Bank One under the Bank One Agreement, and Leasing hereby irrevocably requests that Agent deliver all of such proceeds to Bank One to pay such indebtedness (and Bank One agrees to apply such proceeds to pay such indebtedness). Each of Leasing and Bank One represents and warrants to Wells Fargo that, as of the Closing Date, the aggregate outstanding principal amount of the indebtedness owed by Leasing to Bank One under the Bank One Agreement is $11,225,000.


                 (d) Leasing agrees with Agent and Lenders that the proceeds of the Term Loans C shall be used by Leasing to finance the purchase of one DC9 Hush Kit and up to seven heavy "C" checks for the Aircraft and for labor relating thereto; provided, however, that up to two of such heavy "C" checks may be performed with respect to the Other Aircraft.

                 (e) None of the proceeds of any Loan have been or will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

         Section 2.11    Fees.


                 (a) Kitty Hawk agrees to pay to Agent for the account of each Revolving Credit Loans Lender a commitment fee on the daily average unused or unfunded amount of such Lender's Revolving Credit Loans Commitment, for the period from and including the Closing Date to and including the Revolving Credit Loans Maturity Date, at the rate of one-quarter of one percent (0.25%) per annum based on a 360 day year and the actual number of days elapsed, which accrued commitment fees shall be payable in arrears on each Quarterly Payment Date and on the Revolving Credit Loans Maturity Date.


                 (b) Leasing agrees to pay to Agent for the account of each Term Loans C Lender a commitment fee on the daily average unused or unfunded amount of such Lender's Term Loans C Commitment, for the period from and including the Closing Date to and including the Term Loans C Availability Termination Date, at the rate of one-quarter of one percent (0.25%) per annum based on a 360 day year and the actual number of days elapsed, which accrued commitment fees shall be payable in arrears on each Quarterly Payment Date and on the Term Loans C Availability Termination Date.


                 (c) Kitty Hawk agrees to pay to Agent, for its own account, an agency fee in the amount of $10,000, which fee in such amount shall be payable in advance on the Closing Date and on each anniversary of the Closing Date through and including August 14, 2002.


                 (d) Leasing agrees to pay to Agent for the account of the Term Loans A Lenders or the Term Loans C Lenders (as applicable), a prepayment fee concurrently with each prepayment of principal of the Term Loans A or the Term Loans C, respectively; provided, however, that no such prepayment fee shall be required with respect to (i) any mandatory prepayment required pursuant to Section 2.7(a) or 2.7(b), (ii) any prepayment made with the proceeds of a Public Offering within 30 days after the consummation of such Public Offering, (iii) any prepayment of up to 25% of the outstanding principal amount of the Term Loans A or the Term Loans C prior to August 14, 1997, or (iv) any prepayment made on or after August 14, 1998. Such prepayment fee shall be in an amount equal to (A) two percent of the aggregate principal amount prepaid if such prepayment occurs prior to August 14, 1997, or (B) one percent of the aggregate principal amount prepaid if such prepayment occurs prior to August 14, 1998, but on or after August 14, 1997.

         Section 2.12 Computations. Interest and fees payable by the applicable Borrower hereunder and under the other Loan Documents on all Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 2.13    Termination or Reduction of Commitments.


                 (a) Notwithstanding anything to the contrary contained in this Agreement:


                            (i)            the Revolving Credit Loans
                 Commitments shall automatically terminate at 10:00 a.m. (Dallas, Texas time) on the Revolving Loans Commitments Maturity Date; and


                            (ii) the Term Loans C Commitments shall automatically terminate at 10:00 a.m. (Dallas, Texas time) on the Term Loans C Availability Termination Date (subject to earlier termination if the Term Loans C are fully funded prior to such time).


                 (b) Kitty Hawk and Leasing shall have the right to terminate or reduce in part the unused portion of the Revolving Credit Loans Commitments and the Term Loans C Commitments, respectively, at any time and from time to time, provided that (i) it shall give notice of each such termination or reduction as provided in
         Section 2.9 and (ii) each partial reduction shall be in an aggregate amount at least equal to $500,000 or an integral multiple of $100,000 in excess thereof. The Revolving Credit Loans Commitments and the Term Loans C Commitments may not be reinstated after they have been terminated or increased after they have been reduced.

         Section 2.14    Letters of Credit.


                 (a) Subject to the terms and conditions of this Agreement, Kitty Hawk may utilize the Revolving Credit Loans Commitments by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $5,000,000. Upon the date of issue of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Loans Lender, and each Revolving Credit Loans Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Revolving Credit Loans Lender's Commitment Percentage of the Revolving Credit Loans Commitments.


                 (b) Kitty Hawk shall give the Issuing Bank (with a copy to Agent) at least five Business Days prior notice (effective upon receipt and irrevocable unless appropriately revoked sufficiently prior to issuance of the Letter of Credit) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Issuing Bank shall promptly notify the Revolving Credit Loans Lenders of the contents thereof and of each such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance and that does not extend beyond the Revolving Credit Loans Maturity Date, shall be payable in Dollars, shall support a transaction entered into in the ordinary course of Kitty Hawk's or its Subsidiaries' business, shall be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such agreements, documents and instruments (including a Letter of Credit Agreement) as the Issuing Bank may reasonably require, none of which shall be inconsistent with this
         Section 2.14. Each Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents (if any) described in the Letter of Credit and (ii) to the extent not inconsistent with the terms hereof or any applicable Letter of Credit Agreement, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.


                 (c) Kitty Hawk agrees to pay to Agent for the account of each Lender, in arrears on each Quarterly Payment Date (beginning on September 30, 1996) and on the expiration date of each Letter of Credit, a nonrefundable letter of credit fee with respect to each Letter of Credit issued in an amount equal to one percent (1.00%) per annum of the daily average face amount of the Letter of Credit in effect during the period then ended. Agent agrees to pay to each Lender, promptly after receiving any payment of such Letter of Credit fees, such Lender's Commitment Percentage of such fees. Kitty Hawk agrees to pay to Issuing Bank for its own account, in arrears on each Quarterly Payment Date (beginning on September 30, 1996) and on the expiration date of each Letter of Credit, a nonrefundable letter of credit fee with respect to each Letter of Credit issued by the Issuing Bank in an amount equal to one-quarter of one percent (0.25%) per annum of the daily average face amount of the Letter of Credit in effect during the period then ended. In addition to the foregoing fees, Kitty Hawk shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.


                 (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify Kitty Hawk and each Revolving Credit Loans Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date.
         If at any time the Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Revolving Credit Loans Lender will pay to the Issuing Bank, immediately upon the Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by Kitty Hawk, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate.


                 (e) Kitty Hawk shall be irrevocably and unconditionally obligated to immediately reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. The Issuing Bank will pay to each Revolving Credit Loans Lender such Revolving Credit Loans Lender's Commitment Percentage of all amounts received from or on behalf of Kitty Hawk for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Revolving Credit Loans Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to subsection (d) above. Outstanding Reimbursement Obligations shall bear interest at the Default Rate and such interest shall be payable on demand.


                 (f) The Reimbursement Obligations of Kitty Hawk under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:


                            (i)            Any lack of validity or
                 enforceability of any Letter of Credit or any other Loan Document;


                            (ii) Any amendment or waiver of or any consent to departure from any Loan Document;


                            (iii) The existence of any claim, setoff, counterclaim, defense or other right which any Kitty Hawk Company or other Person may have at any time against any beneficiary of any Letter of Credit, Agent, the Issuing Bank, Lenders or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;


                            (iv)           Any statement, draft or other
                 document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;


                            (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                            (vi) Any other circumstance whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.


                 (g) Kitty Hawk assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither Agent, the Issuing Bank, Lenders nor any of their respective officers or directors shall have any responsibility or liability to Kitty Hawk or any other Person for:
         (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (b) errors, omissions, interruptions or delays in transmission or delivery of any messages, (c) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit; provided, however, that, notwithstanding the foregoing, Kitty Hawk shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to Kitty Hawk, to the extent of any direct, but not indirect or consequential, damages suffered by Kitty Hawk which Kitty Hawk proves in a final nonappealable judgment were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 3



                                    Payments

         Section 3.1 Method of Payment. All payments of principal, interest, fees and other amounts to be made by the applicable Borrower under this Agreement and the other Loan Documents shall be made to Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 11:00 a.m. (Dallas, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The applicable Borrower shall, at the time of making each such payment, specify to Agent the sums payable by such Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the applicable Borrower fails to so specify, or if an Event of Default has occurred and is continuing or if a Default would exist after the making of such payment, Agent may apply such payment to such Borrower's Loans, Reimbursement Obligations and other Obligations in such order and manner as Agent may elect, subject to Section 3.2). Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral and all other funds of any Borrower or Guarantor in the possession of Agent or any Lender may be applied by Agent to the Obligations in such order and manner as Agent may elect, subject to the provisions of Section 3.2 and 12.8. Notwithstanding the foregoing, however, but subject to and except as otherwise provided in Section 12.8, if an Event of Default has occurred and is continuing, Agent and Lenders agree among themselves that all such payments, proceeds and funds, shall be applied (or, in the case of Letter of Credit Liabilities consisting of the undrawn face amount of Letters of Credit, held by Agent as cash collateral for application against) pro rata to the Outstanding Revolving Credit and to the outstanding principal amount of the Term Loans A, the Term Loans B and the Term Loans C (based upon (a) the Outstanding Revolving Credit, (b) the outstanding principal amount of the Term Loans A, (c) the outstanding principal amount of the Term Loans B and (d) the outstanding principal amount of the Term Loans C, in each case as a percentage of the sum of the Outstanding Revolving Credit plus the aggregate outstanding principal amount of all of the Term Loans). Each payment received by Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by Lenders under
Section 2.1, each payment of commitment fees under Section 2.11(a) or 2.11(b) shall be made for the account of Lenders, and each termination or reduction of the Commitments under Section 2.13 shall be applied to the appropriate Commitments of the applicable Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among Lenders holding Loans of such Type according to the amounts of their respective appropriate Commitments; (c) each payment and prepayment by the applicable Borrower of principal of or interest on Loans of a particular Type shall be made to Agent for the account of Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (d) Interest Periods for Loans of a particular Type shall be allocated among Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders; and (e) Lenders (other than the Issuing Bank) shall purchase participations in the Letters of Credit pro rata in accordance with their respective Commitment Percentages of the Revolving Credit Loans Commitments.

         Section 3.3 Sharing of Payments, Etc. Subject to Section 12.8, if a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by other Lenders in such amounts, and make such adjustments from time to time, as shall be equitable to the end that all Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of any Borrower.

         Section 3.4 Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or the applicable Borrower ("Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan to be made by it hereunder or the applicable Borrower is to make a payment to Agent for the account of one or more of Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 3.5    Withholding Taxes.


                 (a) All payments by any Borrower of principal of and interest on the Loans and the Letter of Credit Liabilities and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than any taxes imposed on the overall net income of Agent or any Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located). If any such taxes, levies, duties, imposts, assessments or other charges are so levied or imposed, each appropriate Borrower (as applicable depending upon which Borrower was obligated with respect to the original payment) will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and the Letter of Credit Liabilities and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that no Borrower shall have any obligation to pay such additional amounts to any Lender to the extent that such taxes, levies, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6), (ii) make such withholding or deduction and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, each Borrower will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, levies, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by such Borrower under or with respect to the Loans other than such taxes, levies, duties, imports, assessments and other charges previously withheld or deducted by such Borrower which have previously resulted in the payment of the required additional amount to Lender, and (B) such taxes, levies, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans and the Letter of Credit Liabilities) after such reimbursement will not be less than the net amount such Lender would have received if such taxes, levies, duties, assessments and other charges on such reimbursement had not been levied or imposed. Each Borrower shall furnish promptly to Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.


                 (b) Each Borrower will indemnify Agent and each Lender (without duplication) against, and reimburse Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof ("reimbursable taxes"). Any such indemnification shall be on an after- tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.


                 (c) If and to the extent actually known by such Lender, each Lender will use reasonable efforts to notify Kitty Hawk and Agent, in a reasonably prompt fashion after such assignment is made, of any assignment of the Commitments or the Loans by such Lender to an Eligible Assignee which is subject to a withholding tax that will impose any payment obligation upon a Borrower pursuant to this
         Section 3.5. Each Lender will use reasonable efforts to notify Kitty Hawk and Agent of any amounts to be paid by any Borrower pursuant to this Section 3.5 in a reasonably prompt fashion after such Lender becomes aware of the circumstances which require the payment of such amounts by such Borrower. A Borrower shall not be obligated to pay any amounts to a Lender pursuant to this Section 3.5 which accrued more than 90 days prior to the date upon which such Lender initially notified such Borrower of the general circumstances which require such payment.

         Section 3.6 Withholding Tax Exemption. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it becomes a party to this Agreement, deliver to Kitty Hawk, for and on behalf of Borrowers, and Agent two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from Borrowers under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to Kitty Hawk, for and on behalf of Borrowers, and Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by any Borrower or Agent, in each case certifying that such Lender is entitled to receive payments from Borrowers under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Kitty Hawk, for and on behalf of Borrowers, and Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

                                   ARTICLE 4



                        Yield Protection and Illegality

         Section 4.1    Additional Costs.


                 (a) The applicable Borrower (i.e., Kitty Hawk or Leasing) shall pay directly to each Lender from time to time, within ten days after the request of such Lender, the costs incurred by such Lender which such Lender reasonably determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any of such Loans, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change occurring after the Closing Date which:


                          (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than income taxes and franchise taxes attributable to net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                          (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or


                          (iii)            imposes any other condition
                 affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

         Each applicable Lender will notify Kitty Hawk (with a copy to Agent), with respect to the Revolving Credit Loans, and Leasing (with a copy to Agent), with respect to the Term Loans, of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the applicable Borrower) will, if and to the extent that it is reasonably feasible for such Lender to do so given administrative and other considerations, designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender. Each applicable Lender will furnish Kitty Hawk or Leasing, as applicable, with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from a Borrower under this Section 4.1(a), the applicable Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).


                 (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to Kitty Hawk or Leasing, as applicable (with a copy to Agent), the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section
         4.4 hereof shall be applicable).


                 (c) Determinations and allocations by any Lender for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans or bankers' acceptances, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

         Section 4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:


                 (a) Agent determines (which determination shall be made reasonably and in good faith and shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or


                 (b) any Lender determines (which determination shall be in good faith and shall be conclusive absent manifest error) and notifies Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in
         Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to such Lender of making or maintaining such Loans for such Interest Period;

then Agent shall give the applicable Borrower prompt notice thereof and, so long as such condition remains in effect, such Lender shall be under no obligation to make Eurodollar Loans or to Convert Prime Rate Loans into Eurodollar Loans and the applicable Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with the terms of this Agreement.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans or (b) maintain Eurodollar Loans, then such Lender shall promptly notify the applicable Borrower thereof (with a copy to Agent) and such Lender's obligation to make or maintain Eurodollar Loans and to Convert Prime Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

         Section 4.4 Treatment of Affected Loans. If the obligation of any Lender to make or Continue, or to Convert Prime Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as such Lender may specify to the applicable Borrower (with a copy to Agent) and, unless and until such

Lender gives notice as provided below that the circumstances specified in
Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:


                 (a) To the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Prime Rate Loans; and


                 (b) All Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Prime Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Prime Rate Loans.

If such Lender gives notice to the applicable Borrower (with a copy to Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section
4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         Section 4.5 Compensation. The applicable Borrower(s) shall pay to Agent for the account of each Lender, promptly upon the request of such Lender through Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:


                 (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or


                 (b) any failure by any Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

The loss (as opposed to cost or expense) to be compensated under clause (a) of this Section 4.5 shall not exceed an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted to the last day of the Interest Period at the applicable rate for such Eurodollar Loan over (ii) the cost to the applicable Lender of the interest component of such Eurodollar Loan which otherwise would have accrued.

         Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (excluding any law, rule or regulation in existence as of the Closing Date which implements the Basle Accord as it exists as of the Closing Date but including any other law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (excluding any guideline or other requirement in existence as of the Closing Date which implements the Basle Accord as it exists as of the Closing Date but including any other guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to Agent), the applicable Borrower(s) shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

         Section 4.7 Additional Interest on Eurodollar Loans. The applicable Borrower(s) shall pay, directly to Agent for the account of each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to such Eurodollar Loan; provided, however, that this sentence shall not apply to any Eurodollar Loan which is a Term Loan B the additional interest on which is included in the definition of Adjusted LIBO Rate herein. Each payment of additional interest pursuant to this Section 4.7 shall be payable by the applicable Borrower(s) on each date upon which interest is payable on such Eurodollar Loan pursuant to
Section 2.4(b); provided, however, that the applicable Borrower(s) shall not be obligated to make any such payment of additional interest until the first Business Day after the date when such Borrower(s) has been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the applicable Borrower(s) shall be obligated to make all such payments of additional interest, including, without limitation, such payment of additional interest that otherwise would have been payable by such Borrower(s) on or prior to such time had such Borrower(s) been earlier informed).

         Section 4.8 Mitigation of Additional Costs. It is the general intent of the parties hereto that, with respect to the matters referred to in Sections 3.5, 4.1(a) and 4.6, no Borrower shall be discriminated against by any Lender relative to such Lender's general practice with respect to borrowers of comparable credits extended by such Lender under comparable circumstances. Accordingly, for purposes of Sections 3.5, 4.1(a) and 4.6, each Lender agrees to use reasonable efforts to ensure that the applicable Borrower is not requested to pay increased costs of a kind or type which are not also generally requested to be paid by borrowers of comparable credits extended by such Lender under comparable circumstances. In connection with any request that a Borrower pay increased costs pursuant to Section 3.5, 4.1(a) or 4.6, the Lender requesting such payment shall deliver to such Borrower and Agent information in reasonable detail specifying the events giving rise to such increased costs, the basis for determining and allocating such increased costs and a good faith estimate (if and to the extent feasible) of the amounts of such particular increased costs which may be incurred in the future.

                                   ARTICLE 5



                                    Security

         Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries shall, on or before the Closing Date or, with respect to any Acquired Aircraft, on or before the date of the funding of the Revolving Credit Loans the proceeds of which are or are to be used to purchase such Acquired Aircraft, grant to Agent for the benefit of Agent and Lenders a perfected, first priority Lien on all of its right, title and interest in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents as more specifically provided in the Security Documents, all of which Collateral shall secure payment and performance of all of the
Obligations:


                 (a) all Aircraft and all engines, propellers, appliances and spare parts installed in or appurtenant to any such Aircraft and all products and proceeds thereof;


                 (b) all Acquired Aircraft and all engines, propellers, appliances and spare parts installed in or appurtenant to any such Acquired Aircraft and all products and proceeds thereof;


                 (c)              all Leases; and


                 (d) all accounts (including, without limitation, Receivables), chattel paper and general intangibles and other personal property specified in the Security Agreements.

         Section 5.2 Guaranties. Each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries shall guarantee the payment and performance of the Obligations pursuant to the applicable Guaranty.

         Section 5.3 New Collateral. Notwithstanding anything to the contrary contained in this Agreement or any Aircraft Mortgage, Leasing shall, contemporaneously with each acquisition of any equipment or enhancement to any Aircraft or any Acquired Aircraft, execute, acknowledge and deliver to Agent, in favor of Agent for the benefit of Agent and Lenders, such agreements, documents and instruments, including, without limitation, Aircraft Mortgages or Security Agreements or amendments or modifications to Aircraft Mortgages or Security Agreements, covering such acquired equipment or enhancements as may reasonably be requested by Agent, together with evidence reasonably satisfactory to Agent and its counsel of Agent's valid, first priority Lien on the equipment and enhancements acquired.

         Section 5.4    Release of Collateral.


                 (a)              Accounts and Related Collateral.  Subject to
         Section 5.4(d), Agent and Lenders agree that, upon five Business Days prior written request by Kitty Hawk and if (but only if) (i) all Revolving Credit Loans have been irrevocably paid in full, (ii) no Letter of Credit Liabilities are outstanding, and (iii) the Revolving Credit Loans Commitments have been fully terminated or expired, Agent shall (at Kitty Hawk's expense) release its Lien on the Collateral consisting of accounts created by the Security Agreements executed by Kitty Hawk and the Operating Companies; provided, however, that Agent shall not have any obligation to release its Lien on any chattel paper or any rental or other payments due or payable under any Lease or other lease of any Aircraft.


                 (b) Single Aircraft Release. Subject to Section 5.4(d), Agent and Lenders agree that, upon five Business Days prior written request from Leasing and if (but only if) Leasing prepays the applicable outstanding principal amount of (i) the Term Loans A (with respect to any requested release of any Term Loans A Collateral) or the Term Loans B (with respect to any requested release of Term Loans B Collateral) and (ii) the Term Loans C (to the extent that proceeds of Term Loans C were used for enhancement or other purposes with respect to such Aircraft) by an aggregate amount equal to the Aircraft Release Amount attributable to a particular Aircraft, Agent shall (at Leasing's expense) release its Lien on such Aircraft; provided, however, that Agent shall have no obligation to release its Lien on such Aircraft unless Agent shall have received a then current appraisal of all Aircraft that will remain subject to Agent's Lien under the Aircraft Mortgages after giving effect to such requested release (the "Remaining Aircraft"), which appraisal must be in form, substance and content reasonably satisfactory to Agent and must be performed by an appraiser reasonably satisfactory to Agent and must show that, after giving effect to such prepayment, the aggregate outstanding principal amount of the Term Loans will be less than or equal to 80% of the appraised value of the Remaining Aircraft.


                 (c)              Acquired Aircraft Release.  Subject to
         Section 5.4(d), Agent and Lenders agree that, upon five (5) business days prior written request from Leasing and if (but only if) Leasing prepays the applicable outstanding principal amounts of the Revolving Credit Loans used for Aircraft Acquisition of an Acquired Aircraft and attributable to such Acquired Aircraft, Agent shall (at Leasing's expense) release its Lien on such Acquired Aircraft.


                 (d)              Additional Conditions to Releases.
         Notwithstanding anything to the contrary contained in Section 5.4(a), 5.4(b) or 5.4(c), (i) Agent shall not be required to release any Lien on any Collateral if a Default shall have occurred and be continuing, (ii) Agent shall not be required to execute any document effectuating any release of a Lien on terms which, in Agent's reasonable opinion, would expose Agent to liability or create any obligation not reimbursed by Borrowers or entail any warranty by Agent (other than that Agent holds the Lien and enforceably releases it), and (iii) such release shall not in any manner discharge, affect or impair any of the Obligations or any of Agent's Liens on any Collateral not required to be so released or proceeds thereof.

         Section 5.5 Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the applicable Borrower or any other Person (any such notice being hereby expressly waived by Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the applicable Borrower against any and all of the Obligations of the applicable Borrower now or hereafter existing under this Agreement, any of such Lender's Notes or any other Loan Document, irrespective of whether or not Agent or such Lender shall have made any demand under this Agreement, any of such Lender's Notes or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify Kitty Hawk (with a copy to Agent), with respect to the Revolving Credit Loans, and Leasing (with a copy to Agent), with respect to the Term Loans, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         Section 5.6 Title Insurance. Leasing shall (at its sole cost and expense) purchase owner and mortgagee policies of title insurance (or, if acceptable to Required Lenders, amendments or endorsements to existing polices of title insurance) insuring that Leasing has indefeasible title to each of the Aircraft and the Acquired Aircraft and that Agent, for the benefit of Agent and Lenders, holds a perfected, first priority Lien on each of the Aircraft and the Acquired Aircraft pursuant to the Loan Documents. The mortgagee policy of title insurance in favor of Agent shall be in an amount, shall be issued by the Title Company or another title insurance company reasonably acceptable to Agent and shall contain such terms and provisions as are reasonably acceptable to Agent.

                                   ARTICLE 6



                              Conditions Precedent

         Section 6.1 Initial Extension of Credit. The obligation of each Lender to make its initial Loan under this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit under this Agreement are subject to the conditions precedent that Agent shall have received, on or before the Closing Date, all of the following in form and substance reasonably satisfactory to Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of Agent:

                 (a) Resolutions. Resolutions of the Board of Directors of each Kitty Hawk Company certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Kitty Hawk Company of the Loan Documents to which it is or is to be a party (including, without limitation, with respect to Leasing, resolutions which authorize the Aircraft Mortgages and the other Security Documents relating to any Acquired Aircraft that may be purchased);


                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Kitty Hawk Company certifying the name of each officer or other representative of such Kitty Hawk Company (i) who is authorized to sign the Loan Documents to which such Kitty Hawk Company is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;


                 (c) Articles or Certificates of Incorporation, etc. The articles or certificates of incorporation, certificate of formation, certificate of limited partnership, partnership agreement or other applicable constitutional document of each Kitty Hawk Company certified by the Secretary of State or other applicable Governmental Authority of the jurisdiction of incorporation or organization of such Kitty Hawk Company and dated as of a Current Date;


                 (d) Bylaws. The bylaws of each Kitty Hawk Company certified by the Secretary or an Assistant Secretary of such Kitty Hawk Company;


                 (e) Governmental Certificates. Certificates of appropriate officials confirming (i) the existence and good standing, status or compliance, as applicable, of each Kitty Hawk Company in their respective jurisdictions of incorporation or organization and any and all jurisdictions where such Kitty Hawk Company is qualified to do business as a foreign corporation or other entity, each such certificate to be dated as of a Current Date, (ii) that Aircargo is an air carrier certified by the FAA and qualifies in all respects as a citizen of the U.S. as defined in the Federal Aviation Act, (iii) that Leasing is the registered owner of each of the Aircraft pursuant to proper registrations under the Federal Aviation Act, and (iv) that each of the Aircraft is airworthy as evidenced by a valid, current Certificate of Airworthiness issued by the FAA with respect to such Aircraft;


                 (f) Revolving Credit Loans Notes. The Revolving Credit Loans Notes duly completed and executed by Kitty Hawk;


                 (g) Term Loans A Notes. The Term Loans A Notes duly completed and executed by Leasing;

                 (h) Term Loans B Notes. The Term Loans B Notes duly completed and executed by Leasing;


                 (i) Term Loans C Notes. The Term Loans C Notes duly completed and executed by Leasing;


                 (j) Guaranties. A Guaranty executed by each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries;


                 (k) Security Documents. The Security Documents executed by each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries, including, without limitation, Security Agreements executed by each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries and Aircraft Mortgages and Lease Assignments executed by Leasing;


                 (l) Assignment of Notes and Liens. Documentation reasonably satisfactory to Agent executed by Wells Fargo and Bank One pursuant to which (i) all Debt of Kitty Hawk and the Kitty Hawk Operating Subsidiaries owed to Wells Fargo and Bank One and all Liens securing such Debt, and (ii) the WFB Agreements and the Bank One Agreement and all other material "Loan Documents", as such term is defined in the WFB Agreements and the Bank One Agreement, are assigned to Agent, and Agent shall have received an originally executed counterpart or a photocopy (as Agent may require) of the WFB Agreements, the Bank One Agreement and such other material "Loan Documents" and copies of all material agreements, documents, instruments and certificates required to have been delivered to Bank One in connection with the "First Drawdown", the "Second Drawdown" and the "Third Drawdown" (as such terms are defined in the Bank One Agreement) in accordance with Sections 6.1, 6.2 and 6.3 of the Bank One Agreement.


                 (m) Insurance Policies. Copies of all insurance policies required by this Agreement and the other Loan Documents, together with loss payable endorsements naming Agent as loss payee under all such casualty insurance policies and Agent as an additional insured party under all such liability policies;


                 (n) Financing Statements. Financing statements and all other requisite filing documents executed by Kitty Hawk and the Kitty Hawk Operating Subsidiaries necessary to perfect the Liens created pursuant to the Security Documents and to assign any previously existing Liens in favor of Wells Fargo and Bank One to Agent;


                 (o) Title and Lien Searches. (i) Title and Lien searches performed by the Title Company confirming that (A) each of the Aircraft is duly registered with the FAA in the name of Leasing,
         (B) Agent, for the benefit of Agent and Lenders, has a perfected, first priority Lien in the Term Loans A Collateral and the Term Loans B Collateral as security for the payment and performance of the Obligations; (ii) a policy of title insurance (or amendments or endorsements thereto) for each of the Aircraft with Agent as named insured as required pursuant to Section 5.6; and (iii) Lien searches in the names of each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries (and in all names under which each such

         Person has done business within the last five years and in all names of Persons who previously owned any of the material Properties constituting Collateral as Agent may reasonably require) in each state where each such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record except for Permitted Liens and Liens not otherwise prohibited by Section 9.2 (including, without limitation, Liens on Non-Collateral Aircraft);


                 (p) Aircraft Leases, etc. The originals of the Leases and copies of the Leases as recorded with the FAA, and the originals of all other leases pursuant to which Leasing, as lessor, leases any Aircraft or other Collateral and the originals of all chattel paper which constitutes Collateral, all of which shall be marked "Lessor's Chattel Paper Copy";


                 (q) Consents. Copies of all material consents necessary for the execution, delivery and performance by each of the Kitty Hawk Companies of the Loan Documents to which it is a party, including, without limitation, any consents or waivers to the grant of a Lien in the Collateral or execution of a Guaranty, which consents shall be certified by a Responsible Officer of the applicable Kitty Hawk Company as true and correct copies of such consents as of the Closing Date;


                 (r) Permits. If and to the extent required by Agent, copies of all material Permits affecting Kitty Hawk or any of its Subsidiaries in connection with its businesses or any of the Properties owned or leased by it, and evidence reasonably satisfactory to Agent that such Permits are in full force and effect;


                 (s) Payment of Fees and Expenses. Kitty Hawk shall have paid to Agent the agency fee referred to in Section 2.11 that is payable on the Closing Date and, to the extent required by Agent, the applicable Borrower shall have paid all fees, costs and expenses of or incurred by Agent and its counsel referred to in
         Section 13.1 to the extent billed on or before the Closing Date and payable pursuant to this Agreement;


                 (t) Regulatory Approvals. Evidence reasonably satisfactory to Agent that all filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by the Loan Documents have been made and obtained, as applicable;


                 (u) Compliance with Laws. As of the Closing Date, each Kitty Hawk Company shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;


                 (v) No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the other Loan Documents or otherwise have a Material Adverse Effect;


                 (w) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the financial condition, results of operations, business, operations, capitalization, liabilities or prospects of Kitty Hawk or any of its Subsidiaries since May 31, 1996;


                 (x) Wiring Instructions. Prior to the Closing Date, written instructions to Agent from Kitty Hawk, with respect to the Revolving Credit Loans, and from Leasing, with respect to the Term Loans, regarding the disbursement of the proceeds of the Loans on the Closing Date, which instructions shall request that: (i) the appropriate amount of proceeds of Revolving Credit Loans to be advanced on the Closing Date shall be disbursed to Wells Fargo in payment of all existing Debt of Kitty Hawk owing to Wells Fargo under the WFB Agreement No. 3, (ii) the proceeds of the Term Loans A to be advanced on the Closing Date shall be disbursed to Wells Fargo in payment of all existing Debt owing to Wells Fargo by Leasing under the WFB Agreement No. 1 and the WFB Agreement No. 2, and (iii) the proceeds of the Term Loans B to be advanced on the Closing Date shall be disbursed to Bank One in payment of all existing Debt of Leasing owing to Bank One by Leasing under the Bank One Agreement (in each case to the extent necessary to pay in full such Debt of Kitty Hawk or Leasing, as applicable) shall be immediately wire transferred, or otherwise paid, directly to the holders of such Debt;


                 (y) Financial Statements. Copies of each of the financial statements referred to in Section 7.2;


                 (z) Opinions of Counsel. Favorable opinions of counsel for the Kitty Hawk Companies relating to the Loan Documents and the Kitty Hawk Companies and such other matters as Agent may reasonably request;


                 (aa) Accountant's Letter. A letter from Kitty Hawk authorizing the independent public accountant of the Kitty Hawk Companies to communicate with Agent and Lenders and acknowledging reliance by Agent and Lenders on past, present and future financial statements;


                 (bb) Schedules. All schedules attached or to be attached to this Agreement (if any, to the extent that such schedules are not attached as of the execution of this Agreement) shall be satisfactory in form and substance to Agent in its sole discretion;


                 (cc) Appraisals. A current "desk top" appraisal of each of the Aircraft, which appraisal must be in form, substance and content reasonably satisfactory to Agent and must be performed by an appraiser reasonably satisfactory to Agent and must show that the aggregate appraisal value of the Aircraft is $42,700,000 or more;

                 (dd) Letters of Credit. With respect to the issuance of a Letter of Credit, the Letter of Credit Agreement in the form required by the Issuing Bank with respect thereto executed by Kitty Hawk; and


                 (ee) Payment of Amounts owed under the WFB Agreements and the Bank One Agreement. Kitty Hawk or Leasing (as applicable), i.e., whichever is the primary obligor with respect to such indebtedness under the WFB Agreements and the Bank One Agreement, shall have paid to Wells Fargo or Bank One (as applicable), i.e., whichever is the obligee with respect to such indebtedness under the WFB Agreements and the Bank One Agreement, all accrued interest, fees, costs and expenses and other amounts payable by it under the WFB Agreements and the Bank One Agreement, respectively.

The Kitty Hawk Companies shall deliver, or cause to be delivered, to Agent sufficient counterparts of each agreement, document or instrument to be received by Agent under this Section 6.1 to permit Agent to distribute a copy of the same to each of Lenders. After the request of either Kitty Hawk or Leasing, Agent shall inform Kitty Hawk and Leasing in writing as to the status of satisfaction of the conditions precedent set forth in this Section 6.1.

         Section 6.2 All Extensions of Credit. The obligation of each Lender to make any Loan (including the initial Loans) under this Agreement and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) under this Agreement are subject to the satisfaction of each of the conditions precedent set forth in Section 6.1 and each of the following additional conditions precedent:


                 (a) No Default or Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from such Loan or Letter of Credit;


                 (b) Representations and Warranties. All of the representations and warranties of the Kitty Hawk Companies contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date; and


                 (c) Additional Documentation. Agent shall have received such additional approvals, opinions, agreements, documents, instruments and certificates as Agent may reasonably request.

Each notice of borrowing or request for the issuance of a Letter of Credit by the applicable Borrower hereunder shall constitute a representation and warranty by such Borrower that the conditions precedent set forth in Sections 6.2(a) and (b) have been satisfied (both as of the date of such notice and, unless Kitty Hawk, with respect to the Revolving Credit Loans, or Leasing, with respect to the Term Loans, otherwise notifies Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).





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
         Section 6.3 Additional Conditions Precedent to Revolving Credit Loans. The obligation of each Revolving Credit Loans Lender to make any Revolving Credit Loan (other than a Revolving Credit Loan which Leasing specifies to Agent is being used for, and may be used for, general corporate purposes as provided in clause (i) of Section 2.10(a)), the proceeds of which will be used in whole or in part for any Aircraft Acquisition, is subject to the satisfaction of each of the conditions precedent set forth in Sections 6.1 and 6.2 and each of the following additional conditions precedent, all of which must be in form and substance or otherwise satisfactory to Agent:


                 (a) Leasing shall have delivered the Aircraft Acquisition Letter to Agent relating to the Acquired Aircraft to be purchased pursuant to such Aircraft Acquisition;


                 (b) Leasing shall have executed and delivered to Agent an Aircraft Mortgage identical in form and substance to the Aircraft Mortgage relating to the Aircraft (except for the description of the Acquired Aircraft and the reference to amendment and restatement of prior aircraft mortgages) pursuant to which Agent for the benefit of Agent and Lenders shall have a perfected, first priority Lien on such Acquired Aircraft as security for payment and performance of the Obligations and such Aircraft Mortgage shall have been appropriately filed with the FAA;


                 (c)              Leasing shall have delivered to Agent:


                          (i) Title and Lien searches performed by the Title Company or another aircraft title company reasonably acceptable to Agent confirming that (A) the Acquired Aircraft is duly registered with the FAA in the name of Leasing, (B) Agent, for the benefit of Agent and Lenders, has a perfected, first priority Lien in the Acquired Aircraft as security for the payment and performance of the Obligations;


                          (ii) A policy or the Title Company's unconditional commitment to issue a policy of mortgagee title insurance (or amendments or endorsements thereof) for the Acquired Aircraft with Agent as named insured as required pursuant to Section 5.6; and


                          (iii) Lien Searches in the name of Leasing (and in all names under which Leasing has done business within the last five years and in the names of all Persons who previously owned the Acquired Aircraft, as Agent may require) in each state where each such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record affecting the Acquired Aircraft;


                 (d) Leasing shall have received or filed (and shall have confirmed to Agent that it has received or filed and provided a copy thereof to Agent) each of the following:


                                  (i) an executed warranty bill of sale for such Property executed by the seller;





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
                          (ii) an executed FAA Bill of Sale (AC Form 8050-2) (acceptable to the FAA and Agent for recording with the FAA) for such Property, executed by the seller, and validly transferring title to such Property to Leasing on the FAA's records;


                          (iii)            an executed FAA Aircraft
                 Registration Application (AC Form 8050-1) for such Property for registering such Property in the name of the Leasing;


                          (iv) a valid airworthiness certificate for such Property (FAA Form 8100-2); and


                          (v) releases of all Liens (if any) encumbering such Property or any part thereof, other than materialmen's or mechanic's Liens not filed of record;


                 (e) Additional Documentation. Agent shall have received such additional approvals, opinions or documents as it or its legal counsel, Jenkens & Gilchrist, P.C., may reasonably request, in connection with the perfection and priority of its Lien on such Acquired Aircraft.

         Section 6.4 Additional Conditions Precedent to Term Loans C. The obligation of each Term Loans C Lender to make any Term Loan C is subject to the satisfaction of each of the conditions precedent set forth in Sections 6.1 and 6.2 and each of the following additional conditions precedent, all of which must be in form and substance or otherwise satisfactory to Agent:


                 (a) Leasing shall have notified Agent of the proposed specific use of the proceeds of such Term Loans C (which use of proceeds shall comply with Section 2.10(d)) including, without limitation, the specific Aircraft or Other Aircraft to be enhanced or modified with such proceeds, and the principal amount of such Term Loans C then requested to be made shall not exceed 80% of the cost of the labor and/or enhancements to the Aircraft or Other Aircraft to be financed with such proceeds; and


                 (b) Leasing shall have delivered to Agent a certificate certifying as to the matters referred to in clause (a) preceding, together with a true and correct copy of each invoice for materials, supplies and/or labor to be financed with the proceeds of such Term Loans C.

         Section 6.5    Closing Certificates.   The Kitty Hawk Companies shall,
concurrently with the Closing Date, execute and deliver to Agent a Closing Certificate in form and substance reasonably satisfactory to Agent certifying as to the satisfaction of each of the conditions precedent set forth in Section
6.1 and 6.2 which are required to be satisfied on or before the Closing Date.





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                                   ARTICLE 7



                         Representations and Warranties

         Each of the Kitty Hawk Companies jointly and severally represents and warrants to Agent and Lenders that the following statements are, and after giving effect to the funding of the initial Loans on the Closing Date will be, true, correct and complete:

         Section 7.1 Corporate Existence. Each Kitty Hawk Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Kitty Hawk Company has the power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party. Except for Leasing, Aircargo and Charters, neither Kitty Hawk nor any of its Subsidiaries owns any Subsidiary which is an operating company or is engaged in any material business operations.

         Section 7.2 Financial Statements. Kitty Hawk has delivered to Agent and Lenders (i) audited consolidated and consolidating financial statements of the Kitty Hawk Companies as of and for the fiscal years ended August 31, 1994 and 1995 and (ii) unaudited interim financial statements as of and for the periods ended November 30, 1995 and February 29, 1996 and audited interim financial statements as of and for the period ended May 31, 1996. Such financial statements are complete, true and correct, have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated and consolidating (where applicable) basis, the financial condition of Kitty Hawk and its consolidated Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Kitty Hawk nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has not been, as of the Closing Date, any material adverse change in the business, condition (financial or otherwise), operations, prospects or Properties of any Kitty Hawk Company since the effective dates of the most recent applicable financial statements referred to in this Section 7.2.

         Section 7.3 Corporate Action; No Breach. The execution, delivery and performance by each Kitty Hawk Company of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate or other entity action on the part of each Kitty Hawk Company and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificates of incorporation or bylaws of any Kitty Hawk Company, (ii) any Governmental Requirement or any order, writ, injunction or decree of any Governmental Authority or arbitrator, or (iii) any agreement, document or instrument to which any Kitty Hawk Company is a party or by which any Kitty Hawk Company or any of its Property is bound or





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subject, or (b) constitute a default under any such agreement, document or instrument, or result in the creation or imposition of any Lien (except a Lien in favor of Agent for and on behalf of Lenders under the Security Documents as provided in Article 5) upon any of the revenues or Property of any Kitty Hawk Company.

         Section 7.4 Operation of Business. Each Kitty Hawk Company possesses all Permits, franchises, licenses, patents, copyrights, trademarks, tradenames and authorizations or rights thereto necessary or appropriate to conduct its business substantially as now conducted and as presently proposed to be conducted. None of such Persons is in violation of any valid rights of others with respect to any of the foregoing.

         Section 7.5    Litigation and Judgments.  Except as disclosed on
Schedule 7.5 hereto, there is no action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of any Kitty Hawk Company, threatened against or affecting any Kitty Hawk Company that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against any Kitty Hawk Company. No Kitty Hawk Company has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage that could reasonably be expected to have a Material Adverse Effect.

         Section 7.6 Rights in Properties; Liens. Leasing is the true and lawful owner of each of the Aircraft and is the registered owner of each of the Aircraft pursuant to proper registrations under the Federal Aviation Act. Aircargo is an air carrier certified by the FAA and qualifies in all respects as a citizen of the U.S. as defined in the Federal Aviation Act. Each of the Aircraft is in freight configuration and is presently leased by Leasing as lessor to Aircargo as lessee pursuant to the applicable Lease. Each of the Leases is valid and enforceable in accordance with its terms. Each of the Kitty Hawk Companies has good and indefeasible title to or, with respect to leasehold interests, valid leasehold interests in its Properties and assets, real and personal, including the Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2, and none of the Properties or leasehold interests (excluding Non-Collateral Aircraft) of any Kitty Hawk Company is subject to any Lien, except Permitted Liens.

         Section 7.7 Enforceability. The Loan Documents have been duly and validly executed and delivered by each of the Kitty Hawk Companies that is a party thereto as of the Closing Date, and such Loan Documents constitute the legal, valid and binding obligations of the Kitty Hawk Companies, enforceable against the Kitty Hawk Companies in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 7.8 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Kitty Hawk Company of any of the Loan Documents to which it is or will be a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been (or will have been as of the Closing Date) validly obtained or made and are in full force and effect. None of the Kitty Hawk Companies has





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failed to obtain any material governmental consent, approval, license, Permit, franchise or other governmental authorization necessary for the ownership or use of any of its Properties or the conduct of its business.

         Section 7.9 Debt. As of the Closing Date, neither Kitty Hawk nor any of its Subsidiaries has any Debt except for (a) the Obligations, and (b) the Debt disclosed on Schedule 7.9 hereto.

         Section 7.10 Taxes. Except as disclosed on Schedule 7.10 hereto, the Kitty Hawk Companies have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable.
No Kitty Hawk Company is aware of any pending investigation of any Kitty Hawk Company or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of any Kitty Hawk Company or any of its Subsidiaries. No tax Liens have been filed and, except as disclosed on
Schedule 7.10, no claims are being asserted against any Kitty Hawk Company or any of its Subsidiaries with respect to any taxes. Except as disclosed on
Schedule 7.10 hereto, as of the Closing Date, none of the income tax returns of any Kitty Hawk Company or any of its Subsidiaries is under audit. The charges, accruals and reserves on the books of the Kitty Hawk Companies in respect of taxes or other governmental charges are in accordance with GAAP.

         Section 7.11 Margin Securities. Neither any Kitty Hawk Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.12 ERISA. Neither any Kitty Hawk Company nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 7.12. Each Plan of each Kitty Hawk Company is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. Neither any Kitty Hawk Company nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Kitty Hawk Company and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to all of its Plans subject to such requirements, and, as of the Closing Date, except as specified on Schedule 7.12, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) do not and will not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. Neither any Kitty Hawk Company nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. No litigation is pending or threatened





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concerning or involving any Plan.  There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan that could, individually or in the aggregate, have a Material Adverse Effect if such Kitty Hawk Company were required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Plan. As of the Closing Date, no unfunded or unreserved liability for benefits under any Plan exceed $100,000, with respect to any Plan, or $100,000 in the aggregate with respect to all such Plans or Plans (exclusive of any Multiemployer Plans) on either a going-concern basis or a wind-up basis.

         Section 7.13 Disclosure. No written statement, information, report, representation or warranty made by any Kitty Hawk Company in any Loan Document or furnished to Agent or any Lender by any Kitty Hawk Company in connection with the Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Kitty Hawk Company which has had a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect.

         Section 7.14    Capitalization.


                 (a) On and as of the Closing Date, the number and class of the authorized Capital Stock, the par value per share and the number of shares issued and outstanding with respect to the Capital Stock of each of the Subsidiaries of Kitty Hawk is as set forth on
         Schedule 7.14. Kitty Hawk owns all of the issued and outstanding Capital Stock each of its Subsidiaries.


                 (b) On and as of the Closing Date, Kitty Hawk has no Subsidiaries other than Leasing, Aircargo, Charters and Skyfreighters (an inactive Texas corporation), and none of Kitty Hawk's Subsidiaries has any Subsidiaries. Skyfreighters is not an operating company, is not engaged in any business and does not have any material assets or Properties.


                 (c) All of the issued and outstanding Capital Stock of each of the Subsidiaries of Kitty Hawk has been validly issued and is fully paid and nonassessable, and there are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of any Subsidiary of Kitty Hawk.

         Section 7.15 Agreements. No Kitty Hawk Company is a party to any indenture, loan, credit agreement, stock purchase agreement or any lease or other agreement, document or instrument, or subject to any charter or corporate restriction, that could reasonably be expected to have a Material Adverse Effect. No Kitty Hawk Company is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument material to its business to which it is a party.





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
         Section 7.16 Compliance with Laws. No Kitty Hawk Company is in violation in any material respect of any Governmental Requirement.

         Section 7.17 Investment Company Act. No Kitty Hawk Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.18 Public Utility Holding Company Act. No Kitty Hawk Company is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.19    Environmental Matters.


                 (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse
         Effect:


                          (i) Each Kitty Hawk Company and all of its Properties and operations is in full compliance with all Environmental Laws. No Kitty Hawk Company is aware of, or has received any written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Kitty Hawk Company with all Environmental Laws;


                          (ii) Each Kitty Hawk Company has obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;


                          (iii) No Hazardous Materials exist on, about or within or have been (to the knowledge of any Kitty Hawk Company) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of any Kitty Hawk Company except in compliance with applicable Environmental Laws. The use which each Kitty Hawk Company makes and intends to make of its respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of its Properties except in compliance with applicable Environmental Laws;


                          (iv) No Kitty Hawk Company nor any of its currently or previously owned or leased Properties or operations are subject to any outstanding or, to the knowledge of any Kitty Hawk Company, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;





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
                          (v)              There are no conditions or
                 circumstances associated with the currently or previously owned or leased Properties or operations of any Kitty Hawk Company that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities. No Kitty Hawk Company is subject to, or has received written notice of, any claim from any Person alleging that any Kitty Hawk Company is or will be subject to any Environmental Liabilities;


                          (vi) No Property of any Kitty Hawk Company is a treatment facility (except for the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or for temporary storage of Hazardous Materials generated on-site prior to their disposal off-site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. Each Kitty Hawk Company is in compliance with all applicable financial responsibility requirements of all Environmental Laws; and


                          (vii) No Kitty Hawk Company has failed to file any notice required under applicable Environmental Law reporting a Release.


                 (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any Kitty Hawk Company.

         Section 7.20 Labor Disputes and Acts of God. Neither the business nor the Properties of any Kitty Hawk Company are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

         Section 7.21 Material Contracts. Attached hereto as Schedule 7.21 is a complete list, as of the Closing Date, of all Material Contracts of the Kitty Hawk Companies, other than the Loan Documents. All of the Material Contracts are in full force and effect and no Kitty Hawk Company is in default under any Material Contract and no other Person that is a party thereto is, to the knowledge of any Kitty Hawk Company, in default under any of the Material Contracts. None of the Material Contracts prohibit the transactions contemplated under the Loan Documents.

         Section 7.22 Outstanding Securities. As of the Closing Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of each Kitty Hawk Company have been offered, issued, sold and delivered in compliance with all applicable Governmental Requirements.





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
         Section 7.23 Solvency. Each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries, as a separate entity, is Solvent, both before and after giving effect to the Loans.

         Section 7.24 Employee Matters. Except as set forth on Schedule 7.24, as of the Closing Date (a) neither Kitty Hawk nor any of its Subsidiaries is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of Kitty Hawk or any of its Subsidiaries, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Kitty Hawk or any of its Subsidiaries. There are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of the Kitty Hawk Companies, threatened against any Kitty Hawk Company which could have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 7.24, as of the Closing Date, no Kitty Hawk Company is subject to an employment contract with any executive officer or director of a Kitty Hawk Company.

         Section 7.25 Insurance. Schedule 7.25 sets forth an accurate summary description of all policies of insurance (including, without limitation, the coverage and deductibles thereunder, the limits of such insurance and the issuers of such insurance) that will be in effect as of the Closing Date for the Kitty Hawk Companies. To the extent such policies have not been replaced, no notice of cancellation has been received for such policies and the Kitty Hawk Companies are in compliance with all of the terms and conditions of such policies.

         Section 7.26 Common Enterprise. Each of the Kitty Hawk Companies is a member of an affiliated group, and the Kitty Hawk Companies are collectively engaged in a common enterprise with one another. Each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries expects to derive substantial benefit (and may reasonably be expected to derive substantial benefit), directly and indirectly, from all Loans and Letters of Credit contemplated by this Agreement, both in its separate capacity and as a member of an affiliated and integrated group. Each of Kitty Hawk and the Kitty Hawk Operating Subsidiaries will receive reasonably equivalent value in exchange for the Collateral and Guaranties being provided by it as security for the payment and performance of the Obligations.

         Section 7.27 Compliance with the WFB Agreements and the Bank One Agreement. Each Kitty Hawk Company is in compliance, in all material respects, with the WFB Agreements and the Bank One Agreement and all other "Loan Documents" as such term is defined in the WFB Agreements and the Bank One Agreement. Without limiting the generality of the foregoing, to the knowledge of each Kitty Hawk Company, all conditions precedent to the obligations of Wells Fargo and Bank One to make loans to Kitty Hawk or Leasing (as applicable) under the WFB Agreements and the Bank One Agreement, respectively, were previously complied with in all material respects.





                                       68
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                                   ARTICLE 8



                             Affirmative Covenants

         Each Kitty Hawk Company jointly and severally covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 8.1 Reporting Requirements. Kitty Hawk will furnish to Agent and each Lender:


                 (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of Kitty Hawk, beginning with the fiscal year ending August 31, 1996: (i) a copy of the annual audit report of the Kitty Hawk Companies for such fiscal year containing, on a consolidated basis, a balance sheet and statements of income, shareholders' equity and sources and uses of cash as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young or other independent certified public accountants of recognized standing reasonably acceptable to Agent and containing no qualification thereto except as may be reasonably acceptable to Agent, to the effect that such report has been prepared in accordance with GAAP; (ii) consolidating schedules with respect to the balance sheet, statement of income, shareholders' equity and sources and uses of cash for each of the Kitty Hawk Companies; and (iii) a certificate of such independent certified public accountants to Agent (A) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, stating the nature thereof, and (B) confirming the calculations set forth in the officer's certificate referred to in Section 8.1(c) delivered concurrently therewith;


                 (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of Kitty Hawk, beginning with the fiscal quarter ending November 30, 1996, unless Kitty Hawk's fiscal year end shall have previously been changed to December 31, then September 30, 1996, an unaudited financial report of the Kitty Hawk Companies as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, shareholders' equity and sources and uses of cash, together with consolidating schedules and worksheets, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of Kitty Hawk to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Kitty Hawk Companies, on a consolidated and consolidating basis, at the date and for the periods indicated therein;





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
                 (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of Kitty Hawk (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Sections 10.1, 10.2, 10.3, 10.4 and 10.5.


                 (d)              Applicable Eurodollar Margin Certificate.
         Concurrently with the delivery of each of the financial statements referred to in Section 8.1(b), a certificate of a Responsible Officer of each Borrower showing in reasonable detail the calculation of the Applicable Eurodollar Margin as of the next Calculation Date;


                 (e) Management Letters. Promptly upon receipt thereof, a copy of any management or comment letter submitted to Kitty Hawk or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Kitty Hawk or any of its Subsidiaries;


                 (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Kitty Hawk or any of its Subsidiaries which, if determined adversely to Kitty Hawk or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;


                 (g) Notice of Default. As soon as possible and in any event within 5 days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Kitty Hawk Companies have taken and propose to take with respect thereto;


                 (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Kitty Hawk Company or any of its ERISA Affiliates files with or receives from the PBGC or the U.S. Department of Labor under ERISA, and as soon as possible and in any event within five days after such Person knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, or that the PBGC or any Kitty Hawk Company or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of such Kitty Hawk Company setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction or termination and the action such Kitty Hawk Company has taken and proposes to take with respect thereto;


                 (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of each written statement or report required to be furnished by any Kitty Hawk Company to any other party pursuant to the terms of any indenture, loan, or credit or similar





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
         agreement and not otherwise required to be furnished to Agent pursuant to this Section 8.1;


                 (j) Notice of Material Adverse Effect. As soon as possible and in any event within five days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;


                 (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by any Kitty Hawk Company to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by any Kitty Hawk Company with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made by any of the Kitty Hawk Companies to the public containing material developments in its business;


                 (l) Notice of New Subsidiaries. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), notice of the creation or acquisition of any Subsidiary of any Kitty Hawk Company after the Closing Date and subsequent to the last delivery of such information;


                 (m) Appraisals. From time to time upon the request of Agent, (i) appraisals of the Aircraft reasonably satisfactory in form and substance to Agent (which appraisals shall be at the expense of Leasing except if and to the extent that such appraisals are required by Agent on more than one occasion during any fiscal year of Kitty Hawk) and (ii) within 30 days of Agent's request therefor, an appraisal of each Acquired Aircraft reasonably satisfactory in form and substance to Agent (which appraisal shall be at the expense of Leasing) and based on an as modified or completed basis;


                 (n) Insurance. Within 60 days prior to the end of each fiscal year of Kitty Hawk, a report in form and substance reasonably satisfactory to Agent summarizing all material insurance coverage maintained by the Kitty Hawk Companies as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;


                 (o) Plan Information. From time to time, as reasonably requested by Agent or any Lender, such books, records and other documents relating to any Pension Plan as Agent or any Lender shall specify; prior to any termination, partial termination or merger of a Pension Plan covering employees of any Kitty Hawk Company or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of any Kitty Hawk Company or any ERISA Affiliate, written notification thereof; promptly upon any Kitty Hawk Company's receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion; and promptly upon the occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion;


                 (p)              Environmental Assessments and Notices.
         Promptly after the receipt thereof, a copy of each environmental assessment (including any analysis relating thereto) prepared with respect to any real Property of any Kitty Hawk Company and each notice sent by any Governmental Authority relating to any failure or alleged failure to comply with any Environmental Law or any liability with respect thereto; and


                 (q) General Information. Promptly, such other information concerning any Kitty Hawk Company as Agent may from time to time reasonably request.

         Section 8.2 Maintenance of Existence; Conduct of Business. Each Kitty Hawk Company will preserve and maintain its corporate or other entity existence (except for mergers of Subsidiaries permitted by Section 9.3) and all of its material leases, privileges, licenses, Permits, franchises, qualifications, patents, trademarks, copyrights, intangible Property and rights that are necessary or appropriate in the ordinary conduct of its business (including, without limitation and as to Aircargo, its Federal Aviation Act
Part 121 air carrier operating certificate). Each Kitty Hawk Company will conduct its business in an orderly and efficient manner in accordance with good business practices. All Aircraft and Other Aircraft, other than Non-Collateral Aircraft, will be maintained as ready and available for regular, uninterrupted revenue generating operation in compliance with all laws and FAA regulations.

         Section 8.3 Maintenance of Properties; Hush Kits. Leasing will, at all times, have good and indefeasible title to each of the Aircraft and each of the Leases free and clear of any Lien other than the perfected, first priority Liens of Agent for the benefit of Agent and Lenders pursuant to the Loan Documents as security for the Obligations. Each Kitty Hawk Company will maintain, keep and preserve all of its material Properties necessary, useful or appropriate in the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments and improvements thereof. All Aircraft and Other Aircraft maintenance and service will be performed in compliance with all airworthiness directives and mandatory service bulletins and any and all repairs, modifications and conversions of the Aircraft and of Other Aircraft and the installation of Hush Kits shall be done in accordance with any and all FAA specifications and requirements. The Kitty Hawk Companies (a) will cause a Hush Kit to be added to each of the Aircraft (which does not presently have a Hush Kit) on or before December 31, 1998, or (b) if and to the extent that such a Hush Kit is not added to any such Aircraft by such date, will, from time to time within 30 days after any request by Agent and pursuant to an Aircraft Mortgage and other Security Documents reasonably satisfactory to Agent, grant to Agent a perfected, first priority Lien (as security for the Obligations) on other Stage 3 (as so qualifying under the Airport Noise and Capacity Act of 1990 and the regulations promulgated thereunder) Kitty Hawk Aircraft reasonably acceptable to Agent that have an aggregate fair market value at least equal to the value of the Aircraft specified by Agent which does not then have a Hush Kit in exchange for Agent's release of its Lien on such Aircraft specified by Agent.





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
         Section 8.4 Taxes and Claims. Each Kitty Hawk Company will pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that no Kitty Hawk Company will be required to pay or discharge any tax, levy, assessment or governmental charge or claim for labor, material or supplies whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

         Section 8.5    Insurance.


                 (a) Public Liability and Property Damage Insurance. The Kitty Hawk Companies shall carry or cause to be carried with respect to the Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, and with respect to all other Kitty Hawk Aircraft in operation, at their expense, comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, cargo and property damage liability) insurance (i) in an amount for each such aircraft of not less than (a) $50,000,000 per occurrence combined single limit with respect to each of Aircraft A, Aircraft B, Aircraft G and Aircraft H and all other Kitty Hawk Aircraft except Boeing 727-200 series aircraft and (b) $200,000,000 per occurrence combined single limit with respect to each of Aircraft C, Aircraft D, Aircraft E, Aircraft F, Aircraft I and Aircraft J and all other Kitty Hawk Aircraft that are Boeing 727-200 series aircraft,
         (ii) of the type and covering the same risks as from time to time are applicable to similar aircraft owned or leased by the Kitty Hawk Companies, (iii) of the type customarily carried by U.S. commercial air carriers similarly situated with the applicable Kitty Hawk Company and operating similar aircraft and engines and covering risks of the kind customarily insured against by such carriers, and (iv) which is maintained in effect with insurers of recognized reputation and responsibility.


                 (b) Insurance Against Loss or Damage. The Kitty Hawk Companies shall maintain or cause to be maintained in effect, at their expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, and all-risk property damage insurance covering engines and parts while removed from such aircraft and not replaced by similar components title to which is vested in Leasing free and clear of all Liens, which insurance shall include, without limitation, except with respect to all-risk property damage insurance and to the extent commercially available, aircraft war risk and governmental confiscation and expropriation and hijacking insurance; provided, that such insurance shall at all times be for an amount not less than the greater of 110% of the aggregate outstanding principal amount of the Loans advanced against such aircraft or the amount which, in the judgment of Kitty Hawk, is sufficient to fully insure the fair market value of such aircraft (but shall not be required to exceed such fair market value as of the Closing Date). In addition, the Kitty Hawk Companies shall maintain or cause to be maintained in effect, at their expense, insurance of the types and in the amounts specified in this Section 8.5(b) preceding covering all other Kitty Hawk Aircraft in operation if and to the extent that such insurance is commercially available; provided, however, that aircraft war risk and governmental confiscation and expropriation and hijacking insurance shall not be required to be maintained with respect to such other Kitty Hawk Aircraft.


                 (c) Adjustment. Except during a period when a Default has occurred and is continuing, all losses covered by insurance will be adjusted by the Kitty Hawk Companies with the insurers.


                 (d) Application of Insurance Proceeds if no Default. Each Kitty Hawk Company will cause each Insurance Recovery relating to the Collateral to be deposited promptly with Agent as security for the Obligations. If no Default shall have occurred and be continuing, the applicable Kitty Hawk Company may use each such Insurance Recovery to repair, restore or replace the Property that was the subject of such Insurance Recovery. An Insurance Recovery will only be released to a Kitty Hawk Company pursuant to this Section 8.5(d) upon delivery by such Kitty Hawk Company to Agent of evidence reasonably satisfactory to Agent of the expenditure of amounts in repair, restoration or replacement of the Property that was the subject of the Insurance Recovery or the purchase of other, similar Property for use in the Kitty Hawk Company's business in which Agent, for the benefit of Agent and Lenders, shall have a perfected, first priority Lien as security for the Obligations. Each Kitty Hawk Company will promptly pay all Excess Insurance Proceeds to Agent for application against the Obligations in accordance with Section 2.7(a).


                 (e) Application of Insurance Proceeds if a Default. If a Default shall have occurred and be continuing, each Kitty Hawk Company will cause all proceeds of insurance paid on account of the loss of or damage to any Property of a Kitty Hawk Company and all awards of compensation for any Property of any Kitty Hawk Company taken by condemnation or eminent domain to be paid directly to Agent to be applied against or held as security for the Obligations, at the election of the Required Lenders.


                 (f) Certificates. The Kitty Hawk Companies shall furnish, or cause to be furnished, to Agent, on or before the Closing Date and concurrently with the renewal of each insurance policy (but in no event less frequently than once each calendar year commencing in
         1997), a certificate signed by an authorized representative of the insureds (the "Insurance Broker"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft, Other Aircraft and Acquired Aircraft, and stating the opinion of such Insurance Broker that (i) such insurance complies with the terms hereof and (ii) that such insurance provides coverages against risks that are customarily insured against by U.S. air carriers, and that such coverages are in substantially similar forms, are of such types and have limits within the range of limits as are customarily carried by U.S. carriers. The Kitty Hawk Companies shall cause such Insurance Brokers to agree to advise Agent in writing of any default in the payment of any premium and of any other act or omission on the part of any Kitty Hawk Company of which it has knowledge and which might invalidate or render unenforecable, in whole or in part, any insurance on the Aircraft, Other Aircraft and Acquired Aircraft, and to advise Agent in writing at least 30 days

         (except a maximum of 7 days with respect to war risk coverages) prior to the cancellation (but not scheduled expiration if renewed prior thereto) or material adverse change of any insurance maintained pursuant to this Section 8.5. The Kitty Hawk Companies shall also cause such Insurance Brokers to agree to deliver to Agent, at or before the expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate substantially in the form delivered on the Closing Date except for changes in the coverage consistent with the terms hereof. If the Kitty Hawk Companies fail to maintain or cause to be maintained insurance as herein provided, the Required Lenders may at their sole option, but shall be under no duty to, provide such insurance and, in such event, the Kitty Hawk Companies shall, upon demand, reimburse the Required Lenders for the costs thereof; provided, however, that no exercise by the Required Lenders of said option shall affect the provisions of this Agreement, including the provisions that failure by the Kitty Hawk Companies to maintain the prescribed insurance shall constitute an Event of Default.

                (g) Deductibles. The Kitty Hawk Companies shall have the right to self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

                 (h) Terms of Insurance Policies. Any policies of insurance carried in accordance with this Sections 8.5 covering the Aircraft, Other Aircraft and Acquired Aircraft, and any policies taken out in substitution or replacement for any such policies, (i) shall name Agent, for and on behalf of each of the Lenders, and the Lenders as additional insured, with respect to liability policies, and Agent, for and on behalf of each of the Lenders as loss payee, with respect to casualty policies (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) may provide for self-insurance to the extent permitted in Section 8.5(g), (iii) shall provide that, if the insurers cancel such insurance for any reason whatever or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of Agent, such lapse, cancellation or change shall not be effective as to Agent for 30 days (except a maximum of seven days with respect to war risk coverages in accordance with standard industry practice) after receipt by Agent of written notice by such insurers of such lapse, cancellation or change, (iv) shall provide that the interests of Agent and the Lenders in such policies shall not be invalidated by any action or inaction of any Kitty Hawk Company or any other Person having possession and shall insure the interests of Agent and the Lenders, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by any Kitty Hawk Company or by any such Person having possession, (v) shall be primary without any right of contribution from any other insurance which is carried by Agent or the Lenders, (vi) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (vii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Agent, and (viii) shall provide that, in the event of loss involving the Aircraft, Other Aircraft or Acquired Aircraft, Agent shall be sole loss payee for the account of all interests.





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
         Section 8.6 Inspection Rights. At any reasonable time and from time to time, each Kitty Hawk Company will permit representatives and agents of Agent and each Lender to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. Each Kitty Hawk Company will authorize their accountants in writing (with a copy to Agent) to comply with this Section 8.6.

         Section 8.7 Keeping Books and Records. The Kitty Hawk Companies will maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by any Kitty Hawk Company with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 8.1 or Article 10 or any other provision of this Agreement, the Kitty Hawk Companies and the Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating the Kitty Hawk Companies' financial condition shall be the same after such changes in GAAP as if such changes in GAAP had not been made; provided that, until any necessary amendments have been made, the certificate required to be delivered under Section 8.1(c) hereof demonstrating compliance with Article 10 shall include calculations setting forth the adjustments from the relevant items as shown in the current financial statements based on the changes to GAAP to the corresponding items based on GAAP as used in the financial statements referenced in Section 7.2(a), in order to demonstrate how such financial covenant compliance was derived from the current financial statements. All airframe and engine logs for the Aircraft and other aircraft will be correct, complete and accurate.

         Section 8.8 Compliance with Laws. Each Kitty Hawk Company will comply in all material respects with all applicable Governmental Requirements.

         Section 8.9 Compliance with Agreements. Each Kitty Hawk Company will comply in all material respects with all material agreements, contracts, documents and instruments binding on it or affecting its Properties or business.

         Section 8.10 Further Assurances. Each Kitty Hawk Company will execute and deliver such further agreements, documents and instruments and take such further action as may be requested by Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of Agent for the benefit of itself and Lenders in and to the Collateral and the required priority of such Liens. Without limiting the generality of the foregoing, each Kitty Hawk Company will use all reasonable efforts to obtain agreements (e.g., landlord and mortgagee consents and waivers) of the owners of the leased real properties and the lenders of such owners, in form and substance reasonably satisfactory to Agent, as Agent may request from time to time.





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         Section 8.11    ERISA.  Each Kitty Hawk Company will, and will cause
each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any liability thereunder.

         Section 8.12    Aircraft Registration, Maintenance, Operation,
Insignia.


                 (a) Registration and Maintenance. The Kitty Hawk Companies, at their own cost and expense, shall:


                          (i) cause the Aircraft, Other Aircraft and Acquired Aircraft to be duly registered in the name of Leasing and to remain duly registered in the name of Leasing under the Federal Aviation Act;


                          (ii) maintain, service, repair and overhaul each of the Aircraft, Other Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, (A) so as to keep such aircraft in good operating condition and so as to keep the such aircraft in such condition as may be necessary to enable the airworthiness certification for such aircraft to be maintained in good standing at all times under the Federal Aviation Act, (B) so as to comply with all airworthiness directives (at the time and to the extent applicable to the Kitty Hawk Companies or other operator of such aircraft), manufacturer manuals and mandatory service bulletins and all applicable insurance policies, and (C) in substantially the same manner as the applicable Kitty Hawk Company maintains, services, repairs or overhauls similar aircraft and without in any way discriminating against such aircraft (or in such other manner as shall have been approved by Required Lenders in writing);


                          (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft, Other Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, by the Federal Aviation Act or any applicable Government Authority; and


                          (iv) continuously cause the Aircraft, Other Aircraft and Acquired Aircraft, other than
                 Non-Collateral Aircraft, to remain in normal revenue generating operation (subject to maintenance requirements in the ordinary course of business).


                 (b) Insignia. On or before September 1, 1996, the Kitty Hawk Companies agree to affix and maintain (or cause to be affixed and maintained), conspicuously displayed, on the cockpit bulkhead of each Aircraft, other than Non-Collateral Aircraft, and on each engine, a nameplate (or, with respect to engines, a stencil) bearing the inscription:

                                  Mortgaged To
                 Wells Fargo Bank (Texas), National Association
                    (as Agent for itself and other Lenders)





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
         (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor mortgagee). The Kitty Hawk Companies shall not allow the name of any Person to be placed on any Aircraft, other than Non- Collateral Aircraft, as a designation that might be interpreted as a claim of ownership; provided, that nothing herein shall prohibit a Kitty Hawk Company from placing its or its vendee's customary colors and insignia on the Aircraft.

         Section 8.13 Replacement of Parts; Alterations, Modifications and Additions.


                 (a) Replacement of Parts. The Kitty Hawk Companies shall, at their own cost and expense, promptly replace or cause to be replaced all parts for any Aircraft or Acquired Aircraft, other than Non- Collateral Aircraft, which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever. All replacement parts shall be owned by Leasing free and clear of all Liens (other than Liens in favor of Agent securing the Obligations) and shall be in as good an operating condition as, and shall have a value at least equal to, the parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof. All parts at any time removed from the Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, shall remain the property of Borrower and remain subject to the Lien of the Loan Documents, no matter where located, until such time as (i) such parts shall be replaced by parts which are free and clear of all Liens and have become subject to the Lien of the Loan Documents or (ii) with respect to parts removed from Acquired Aircraft, the Lien on the Acquired Aircraft has been released by Agent.


                 (b)              Alterations, Modifications and Additions.
         The Kitty Hawk Companies shall, at their own expense, make (or cause to be made) such alterations and modifications in and additions to the Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, as may be required to meet the applicable standards of the FAA and to maintain the standard certificate of airworthiness for such aircraft. In addition, the Kitty Hawk Companies may, at their own expense, from time to time make such alterations and modifications in and additions to the Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, as they may deem desirable in the proper conduct of their business; provided, that no such alteration, modification or addition impairs the condition or airworthiness of any such Aircraft and Acquired Aircraft or diminishes the value below the value thereof immediately prior to such alteration, modification or addition assuming any such Aircraft and Acquired Aircraft were then in the condition required to be maintained by the terms of the Loan Documents. All parts incorporated or installed in or attached or added to the Aircraft and Acquired Aircraft, other than Non-Collateral Aircraft, as the result of any such alteration, modification or addition (the "Additional Parts") shall, without further act, become subject to the Lien of the Loan Documents. The Kitty Hawk Companies may, at their own expense at any time, so long as no Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part:

                          (i) is in addition to, and not in replacement of or substitution for, (A) any part originally incorporated or installed in or attached to such aircraft upon the cargo conversion of and installation of Hush Kits on such aircraft, or (B) any part in replacement of or substitution for any such part;


                          (ii) is not required to be incorporated or installed in or attached or added to such aircraft pursuant to the terms hereof or under any contract; and


                          (iii) can be removed from such aircraft without impairing the condition or airworthiness or diminishing the value of such aircraft which such aircraft would have had at such time had such alteration, modification or addition not occurred.

         Upon the removal thereof as provided above, such Additional Part shall no longer be deemed subject to the Lien of the Loan Documents.

         Section 8.14 Ownership of Subsidiaries. Kitty Hawk shall at all times own all issued and outstanding Capital Stock of the Kitty Hawk Operating Subsidiaries and Skyfreighters.

                                   ARTICLE 9



                               Negative Covenants

         Each Kitty Hawk Company jointly and severally covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 9.1 Debt. No Kitty Hawk Company will, without the prior written consent of Required Lenders, incur, create, assume or permit to exist any Debt, except:


                 (a) Debt of the Kitty Hawk Companies to Agent and Lenders pursuant to the Loan Documents;


                 (b) Debt owed to Bank One under the Bank One Interest Rate Protection Agreement as in effect on the Closing Date; and


                 (c) Debt (in addition to the Debt referred to in clauses (a) and (b) preceding) incurred in the ordinary course of business (including, without limitation, Debt incurred to finance the acquisition of additional aircraft) not to exceed $25,000,000 in aggregate principal amount at any time outstanding.

         Section 9.2 Limitation on Liens. No Kitty Hawk Company will incur, create, assume or permit to exist any Lien upon any Collateral (including, without limitation, Aircraft and Acquired Aircraft during such time as such Aircraft and Acquired Aircraft are subject to, or are required to be subject to, a Lien in accordance with this Agreement or the other Loan Documents) except





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
Permitted Liens. No Kitty Hawk Company will incur, create, assume or permit to exist any Lien upon any Capital Stock issued by any Subsidiary of Kitty Hawk.

         Section 9.3 Mergers, Etc. No Kitty Hawk Company will, without the prior written consent of the Required Lenders, (a) become a party to a merger or consolidation, (b) wind-up, dissolve or liquidate itself, (c) form, purchase or acquire a Subsidiary, or (d) purchase or acquire all or a material or substantial part of the business or Properties of any Person; provided, however, that any Subsidiary of Kitty Hawk may merge with and into Kitty Hawk or any Kitty Hawk Operating Subsidiary if (but only if) (i) the surviving entity in such merger is Kitty Hawk or a Wholly-Owned Subsidiary of Kitty Hawk,
(ii) if a Kitty Hawk Operating Subsidiary is a party to such merger, the surviving entity in such merger is Kitty Hawk or a Kitty Hawk Operating Subsidiary, (iii) at the time of such merger, each entity that is a party thereto is Solvent, and (iv) the parties to such merger execute and deliver to Agent such agreements, documents and instruments as Agent may reasonably request in order to ensure that the Loan Documents and the Liens in the Collateral in favor of Agent are not affected by such merger; and provided, further, however, that Kitty Hawk or a Kitty Hawk Operating Subsidiary may acquire the business or Properties of any Person pursuant to an asset acquisition (as opposed to an acquisition of Capital Stock) if and to the extent that the business or Properties acquired are used in the present lines of business of Kitty Hawk and the Kitty Hawk Operating Subsidiaries.

         Section 9.4 Restricted Payments. No Kitty Hawk Company will make or permit to be made any Restricted Payments, except:


                 (a) subject to the subordination provisions relating thereto, the Kitty Hawk Companies may make regularly scheduled payments (as opposed to prepayments) of principal and accrued interest on any Subordinated Debt permitted to be incurred in accordance with Section 9.1;


                 (b) Subsidiaries of Kitty Hawk other than the Kitty Hawk Operating Subsidiaries may declare and pay dividends to Kitty Hawk to the extent permitted by applicable law;


                 (c) the Kitty Hawk Operating Subsidiaries may declare and pay dividends to Kitty Hawk to the extent permitted by applicable law and consistent with prudent business practices;


                 (d) purchases by Kitty Hawk of shares of Capital Stock of Kitty Hawk from employees of the Kitty Hawk Companies upon the termination of the employment of such employees, provided that the amount paid therefor shall not exceed the fair market value of such shares to be purchased and shall not exceed $100,000 in the aggregate during any fiscal year; and


                 (e) Kitty Hawk may declare and pay dividends to its shareholders during any fiscal year in an aggregate amount not to exceed 25% of Net Income of the Kitty Hawk Companies during the immediately preceding fiscal year;





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provided, however, that no Restricted Payments may be made pursuant to any of clauses (a), (d) or (e) preceding or may be made by Leasing pursuant to clauses
(c) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

         Section 9.5 Investments. No Kitty Hawk Company will make or permit to be made or remain outstanding any advance, loan or extension of credit (except an advance, loan or extension of credit to customers and suppliers in the ordinary course of business not to exceed $2,000,000 in aggregate amount at any time outstanding) or any capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such transactions being herein called "Investments"), except:


                 (a) Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to a Kitty Hawk Company;


                 (b)              existing Investments identified on Schedule
         9.5 hereto;


                 (c) Investments in securities issued or guaranteed by the U.S. with maturities of one year or less from the date of acquisition;


                 (d) Investments in certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;


                 (e) Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) preceding with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;


                 (f) Investments in commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition; and


                 (g) Investments by Kitty Hawk in the Kitty Hawk Operating Subsidiaries existing on the Closing Date and, if a Default does not exist at the time of such Investment or would not result therefrom, additional Investments by Kitty Hawk in any Kitty Hawk Operating Subsidiary made after the Closing Date.

Without limiting the generality of the foregoing, neither Kitty Hawk nor any Kitty Hawk Operating Subsidiary will, except as may be expressly permitted by the preceding clauses (a) through (g), make any Investment in (i) Skyfreighters (except for the Investment of Kitty Hawk in Skyfreighters made prior to the Closing Date), (ii) any other Subsidiary other than a Kitty Hawk Operating Subsidiary, or (iii) any other entity.





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
         Section 9.6 Limitation on Issuance of Capital Stock. No Subsidiary of Kitty Hawk will at any time issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant or other right to acquire any of its Capital Stock; provided, however, that, if and to the extent not otherwise prohibited by this Agreement or the other Loan Documents, a Kitty Hawk Operating Subsidiary may issue additional shares of its Capital Stock to Kitty Hawk.

         Section 9.7 Transactions with Affiliates. No Kitty Hawk Company will enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of any Kitty Hawk Company except in the ordinary course of and pursuant to the reasonable requirements of such Kitty Hawk Company's business and upon fair and reasonable terms no less favorable to such Kitty Hawk Company than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of a Kitty Hawk Company.

         Section 9.8 Disposition of Property. No Kitty Hawk Company will sell, lease, assign, transfer or otherwise dispose of any of its Property, except:


                 (a) dispositions of Property, other than Collateral, in the ordinary course of business or consistent with prudent business practices (including, without limitation, sales of Aircraft and Acquired Aircraft concurrently with Agent's release of its Lien thereon in accordance with Sections 5.4(b) and 5.4(c), respectively); and


                 (b) with respect to Aircraft and Acquired Aircraft and which constitute Collateral, leases of such Aircraft by Leasing to Aircargo for fair consideration pursuant to the applicable Leases and leases of such Acquired Aircraft for fair consideration, each of which Leases or leases shall be Operating Leases and none of which Leases or leases shall be finance leases or shall grant to the lessee any option to purchase the Aircraft or Acquired Aircraft or any portion thereof.

         Section 9.9 Lines of Business. No Kitty Hawk Company will (a) engage in any air transportation of passengers for hire, or in any material line or lines of business activity other than the businesses in which it is engaged on the Closing Date and lines of business reasonably related thereto or
(b) discontinue any material line or lines of business in which it is engaged on the Closing Date. Each of Leasing and Aircargo acknowledges and agrees that
(i) each of the Leases is subject and subordinate to the Aircraft Mortgages and this Agreement and that all indebtedness, liabilities and obligations of Leasing and Aircargo under the Aircraft Mortgages and the Agreement shall be deemed to be incorporated into each of the Leases as if independently stated therein, and (ii) it shall not, without the prior written consent of Required Lenders, permit any lease or sublease of any of the Aircraft or Acquired Aircraft while it is, or is required to be, subject to a Lien in accordance with this Agreement or the other Loan Documents, except an operating lease of any such aircraft to a customer of a Kitty Hawk Company under which such





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Aircraft or Acquired Aircraft remains listed on Aircargo's operations specifications and Aircargo remains fully responsible for maintenance and operation of such Aircraft or Acquired Aircraft.

         Section 9.10    Environmental Protection.  No Kitty Hawk Company will
(a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which any Kitty Hawk Company would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.11 Intercompany Transactions. Except as may be expressly permitted or required by the Loan Documents, no Kitty Hawk Company will create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Kitty Hawk to (a) pay dividends or make any other distribution to any Kitty Hawk Company in respect of the Capital Stock of any such Subsidiary or with respect to any other interest or participation in, or measured by, its profits,
(b) pay any indebtedness owed to any Kitty Hawk Company, (c) make any loan or advance to any Kitty Hawk Company, or (d) sell, lease or transfer any of its Property to any Kitty Hawk Company.

         Section 9.12 Management Fees. No Kitty Hawk Company will pay any management, consulting or similar fees (excluding directors' fees and regular professional fees for services rendered) to any Affiliate of any Kitty Hawk Company or to any director, officer or employee of any Kitty Hawk Company or any Affiliate of any Kitty Hawk Company.

         Section 9.13 Modification of Other Agreements. No Kitty Hawk Company will consent to or implement any termination, amendment, modification, supplement or waiver of (a) any Subordinated Debt or any agreement, document or instrument evidencing or governing such Debt, (b) the certificate or articles of incorporation or bylaws (or analogous constitutional documents) of any Kitty Hawk Company, or (c) any Material Contract to which it is a party or any Permit which it possesses unless such termination, amendment, modification, supplement or waiver could not be materially adverse to Kitty Hawk or any of its Subsidiaries or Agent or any Lender.

         Section 9.14    ERISA.  No Kitty Hawk Company will:


                 (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer
         Plan) to exist or to be created that exceeds $100,000 with respect to any such Plan or $200,000 with respect to all such Plans in the aggregate on either a going concern or a wind-up basis; or





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
                 (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.

         Section 9.15 Leases. No Kitty Hawk Company will consent or agree to or implement any termination, amendment, modification, supplement or waiver of or to any of the Leases so long as the Aircraft to which such Lease relates is, or is required to be, subject to a Lien in favor of Agent in accordance with this Agreement or the other Loan Documents.

         Section 9.16    Territorial Restrictions.  No Kitty Hawk Company will:


                 (a) use, repair, maintain, overhaul or operate any Kitty Hawk Aircraft, or permit any other Person to use, repair, maintain, overhaul or operate any Kitty Hawk Aircraft, in violation of any applicable law or any applicable rule, regulation, treaty, order or certification of any government or Governmental Authority (domestic or foreign), or in violation of any airworthiness certificate, license or registration issued by any such authority; or


                 (b) operate or permit any other Person to operate a Kitty Hawk Aircraft, while it is, or is required to be, subject to a Lien in favor of Agent in accordance with this Agreement or the other Loan Documents, to or in any area (i) excluded from coverage by any insurance policy or policies required to be carried or maintained by the terms of this Agreement, unless with U.S. governmental indemnity or with other insurance or governmental indemnity reasonably acceptable to Agent and (ii) in the event that such aircraft is not covered by aircraft war risk and governmental confiscation and expropriation and hijacking insurance, unless the Geneva Convention on the International Recognition of Rights in Aircraft shall be in effect in such jurisdictions in which such area lies and any agreements, documents or instruments evidencing Agent's Lien in and to such aircraft as Agent may reasonably require have been executed by the appropriate Persons and appropriately filed in such jurisdictions.

                                   ARTICLE 10



                              Financial Covenants

         Each Kitty Hawk Company jointly and severally covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 10.1 Senior Funded Debt to Cash Flow Ratio. The Kitty Hawk Companies will not permit the Senior Funded Debt to Cash Flow Ratio, calculated as of the end of each fiscal





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quarter of Kitty Hawk, commencing with the fiscal quarter ended August 31,
1996, for the four fiscal quarters then ended, to be greater than 3.00 to 1.00.

         Section 10.2 Fixed Charge Coverage Ratio. The Kitty Hawk Companies will not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter of Kitty Hawk, commencing with the fiscal quarter ended August 31, 1996, for the four fiscal quarters of Kitty Hawk then ended, to be less than 1.20 to 1.00.

         Section 10.3 Leverage Ratio. The Kitty Hawk Companies will not permit the Leverage Ratio, calculated as of the end of each fiscal quarter of Kitty Hawk, commencing with the fiscal quarter ended August 31, 1996, to be greater than 3.00 to 1.00.

         Section 10.4 Net Income. The Kitty Hawk Companies will not permit the Net Income, exclusive of noncash extraordinary gains and exclusive of noncash extraordinary losses to the extent included or deducted, respectively, in determining Net Income, calculated as of the end of each fiscal quarter of Kitty Hawk, commencing with the fiscal quarter ended August 31, 1996, for the four fiscal quarters then ended, to be less than $1.00.

         Section 10.5 Accounts Payable Turndays. The Kitty Hawk Companies will maintain Accounts Payable Turndays, calculated as of the end of each fiscal quarter of Kitty Hawk, commencing with the fiscal quarter ended August 31, 1996, for the portion of the fiscal year then ended, of not more than 60 days.

                                   ARTICLE 11



                                    Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":


                 (a) Any Kitty Hawk Company shall fail to pay, repay or prepay when due any amount of principal or interest owing to Agent or any Lender pursuant to this Agreement or any other Loan Document or any fee, expense or other amount or other Obligation owing to Agent or any Lender pursuant to this Agreement or any other Loan Document, in each case within three Business Days after the due date thereof.


                 (b) Any representation or warranty made or deemed made by any Kitty Hawk Company in any Kitty Hawk Company or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.


                 (c) Any Kitty Hawk Company shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 5.1, 5.2, 8.1(g), 8.1(j), 8.1(l), 8.1(n), 8.2 (other than the last two sentences of Section 8.2), clause (i) of 8.12(a), 8.14,





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
         Article 9 or Article 10 of this Agreement; any Kitty Hawk Company shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 and 8.12 (other than clause (i) of Section 8.12(a)) and such failure is not remedied or waived within three days after such failure commenced; any Kitty Hawk Company shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 5.3, 8.1 (other than Sections 8.1(g), 8.1(j), 8.1(l) or 8.1(n)), 8.4, or 8.13 and such failure is not remedied or waived within ten days after such failure commenced; any Kitty Hawk Company shall fail to perform, observe or comply with any covenant, agreement or term contained in any Lease, Guaranty, Aircraft Mortgage, Security Agreement or any other Security Document, subject to any grace period (if any) applicable to such covenant, agreement or term contained in such Lease, Guaranty, Aircraft Mortgage, Security Agreement or other Security Document, respectively; or any Kitty Hawk Company shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Document, such applicable grade period.


                 (d) Any of Kitty Hawk or any Kitty Hawk Operating Subsidiary ceases to be Solvent or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.


                 (e) Any Kitty Hawk Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U. S. Bankruptcy Code (11 U.S.C. Section
         101, et seq.) (as now or hereafter in effect, the "Bankruptcy Code"),
         (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.


                 (f) A proceeding or case shall be commenced, without the application, approval or consent of any Kitty Hawk Company in any court of competent jurisdiction, seeking as to such Kitty Hawk Company (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of all or any substantial part of its Property, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Kitty Hawk Company shall be entered in an involuntary case under the Bankruptcy Code.





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

                 (g) Any Kitty Hawk Company shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its Properties.


                 (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against the Kitty Hawk Companies or any of them on claims not covered by insurance or as to which the insurance carrier has denied responsibility and the same shall not be discharged, or a stay of execution thereof shall not be procured, within five days from the date of entry thereof and the Kitty Hawk Companies or any of them shall not, within said period of five days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.


                 (i) Any Kitty Hawk Company shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $500,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.


                 (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Kitty Hawk Company or any of its shareholders, or any Kitty Hawk Company shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (except for Permitted Liens, if any, which are permitted by the Loan Documents to have priority over the Liens in favor of Agent) upon any of the Collateral purported to be covered thereby.


                 (k) Any of the following events shall occur or exist with respect to any Kitty Hawk Company or any ERISA Affiliate:
         (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings;
         (v) any "accumulated funding deficiency" (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan; or (vi) complete or partial withdrawal under
         Section 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency or termination of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Kitty Hawk Company or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $250,000.


                 (l)              The occurrence of a Change of Control.


                 (m) The occurrence of a default under any Subordinated Debt or any agreement, document or instrument creating or evidencing such Debt, unless (i) such default has been waived, cured or consented to in accordance with such agreement, document or instrument, (ii) such default is not a payment default, (iii) the maturity of the Debt affected thereby has not been accelerated, and
         (iv) such waiver or consent is not made in connection with any amendment or modification of any such agreement, document or instrument or in connection with any payment to the holders of any such Debt.


                 (n) If, at any time, any event or circumstance shall occur which gives any holder of any Subordinated Debt the right to request or require Kitty Hawk or any of its Subsidiaries to redeem, purchase or prepay any such Debt.

         Section 11.2 Remedies. If any Event of Default shall occur and be continuing, Agent may and, if directed by the Required Lenders, Agent shall do any one or more of the following:


                 (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Loans and Reimbursement Obligations and all other amounts payable by any Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived;


                 (b) Termination of Commitments. Terminate the Commitments (including, without limitation, any obligation of Issuing Bank to issue Letters of Credit) without notice to Borrowers or any other Kitty Hawk Company;


                 (c)              Judgment.  Reduce any claim to judgment;


                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to Agent for the benefit of Agent and Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or


                 (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity or otherwise;





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provided, however, that upon the occurrence of an Event of Default under
Section 11.1(e) or Section 11.1(f), the Commitments of all of Lenders (including, without limitation, any obligation of Issuing Bank to issue Letters of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable under the Loan Documents shall thereupon become immediately and automatically due and payable, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived.

         Section 11.3 Performance by Agent. If any Kitty Hawk Company shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, Agent may, at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of such Kitty Hawk Company. In such event, Borrowers shall, at the request of Agent, promptly pay any amount expended by Agent or Lenders in connection with such performance or attempted performance to Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Borrowers or any other Kitty Hawk Company under this Agreement or any of the other Loan Documents.

         Section 11.4 Cash Collateral. If an Event of Default shall have occurred and be continuing, Kitty Hawk shall, if requested by Agent or Required Lenders, pledge to Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account satisfactory to Agent without any right of withdrawal by Kitty Hawk or any other Kitty Hawk Company.

                                   ARTICLE 12



                      Agency and Intercreditor Provisions

         Section 12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent
(a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any





                                       89
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litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, (d) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for any Kitty Hawk Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 12.2 Rights of Agent as a Lender. With respect to its Commitments, the Loans made by it and the Notes and Letters of Credit issued to or by it, Wells Fargo (and any successor acting as Agent) in its capacity as a Lender or Issuing Bank hereunder shall have the same rights and powers hereunder as any other Lender or Issuing Bank and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Kitty Hawk Companies or any of their Affiliates and any other Person who may do business with or own securities of the Kitty Hawk Companies or any of their Affiliates, all as if it were not acting as Agent and without any duty to account therefor to Lenders.

         Section 12.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or Reimbursement Obligations or of commitment fees) unless Agent has received notice from a Lender or a Kitty Hawk Company specifying such Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to
Section 12.1) take such action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of Lenders.





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         Section 12.4    INDEMNIFICATION.  EACH LENDER HEREBY AGREES TO
INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF ANY KITTY HAWK COMPANY UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE AGGREGATE LOAN PERCENTAGES), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (BUT EXCLUDING NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF AGENT'S DUTIES AS AGENT HEREUNDER) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF LENDERS THAT AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE AGGREGATE LOAN PERCENTAGES) OF ANY AND ALL OUT-OF- POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY KITTY HAWK OR THE OPERATING COMPANIES.

         Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Kitty Hawk Companies and its





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own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Kitty Hawk Company of this Agreement or any other Loan Document or to inspect the Properties or books of any Kitty Hawk Company. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Kitty Hawk Company (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates.

         Section 12.6 Several Commitments. The Commitments and other obligations of Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

         Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrowers. Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent. Each Agent (including each successor Agent) agrees that, so long as it is acting as Agent under this Agreement, it shall be a Lender under this Agreement.

         Section 12.8 Initial Allocation of Collateral. Agent and Lenders agree that, notwithstanding anything to the contrary contained in this Agreement, if an Event of Default has occurred and, as a result thereof, any Term Loans A Collateral or any Term Loans B Collateral is sold, transferred or disposed of or retained in cancellation of any Debt, all proceeds of such sale, transfer or other disposition or retention shall be applied as follows:





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                 (a)              if such Collateral is Terms Loans A
         Collateral, first, to payment of all principal of and accrued interest on the Term Loans A, second, to the payment of all principal of and accrued interest on the Term Loans C, third, to the payment (or, with respect to outstanding Letters of Credit, held as security for payment) of all principal of and accrued interest on the Revolving Credit Loans and Letter of Credit Liabilities, fourth, to the payment of all principal of and accrued interest on the Term Loans B and the Bank One Interest Rate Protection Agreement, and, fifth, to the remaining Obligations as Agent may determine; and


                 (b) if such Collateral is Terms Loans B Collateral, first, to payment of all principal of and accrued interest on the Term Loans B and the Bank One Interest Rate Protection Agreement, second, to the payment of all principal of and accrued interest on the Term Loans C, third, to the payment (or, with respect to outstanding Letters of Credit, held as security for payment) of all principal of and accrued interest on the Revolving Credit Loans and Letter of Credit Liabilities, fourth, to the payment of all principal of and accrued interest on the Term Loans A, and, fifth, to the remaining Obligations as Agent may determine.

         Section 12.9 Beneficiaries of Article 12. Notwithstanding anything to the contrary contained in this Agreement, each Kitty Hawk Company acknowledges and agrees that the terms and provisions of this Article 12 other than Section 12.6 are intended solely for the benefit of Agent and Lenders and that no Kitty Hawk Company is a beneficiary of any of such terms or provisions or may enforce any of such terms or provisions against Agent or any Lender.

                                   ARTICLE 13



                                 Miscellaneous

         Section 13.1 Expenses. Whether or not the transactions contemplated hereby are consummated, each of Borrowers hereby jointly and severally agrees, on demand, to pay or reimburse Agent and each of Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and any and all waivers, amendments, modifications, renewals, extensions and supplements thereof and thereto, and the syndication of the Commitments and the Loans, including, without limitation, the reasonable fees and expenses of legal counsel for Agent, (b) all out-of-pocket costs and expenses of Agent and Lenders in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of all legal counsel for Agent and/or any Lender (unless, with respect to legal counsel of any Lender other than Wells Fargo, Agent has not approved of the payment by Borrowers of the fees and expenses of such counsel), (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all





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out-of-pocket costs and expenses incurred by Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports.

         Section 13.2 INDEMNIFICATION. EACH KITTY HAWK COMPANY HEREBY JOINTLY AND SEVERALLY AGREES TO INDEMNIFY AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) THE RELATED TRANSACTIONS, (D) ANY BREACH BY ANY KITTY HAWK COMPANY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (E) THE USE OR PROPOSED USE OF ANY LOAN OR LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVEES, DEDUCTIONS AND CHARGES IMPOSED ON AGENT, ISSUING BANK OR ANY LENDER IN RESPECT OF ANY LOAN OR LETTER OF CREDIT (EXCLUSIVE OF INCOME AND FRANCHISE TAXES ATTRIBUTABLE TO NET INCOME), (G) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF ANY KITTY HAWK COMPANY, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF AN INTENTIONAL AND AFFIRMATIVE ACT BY THE PERSON TO BE INDEMNIFIED THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, OR (H) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. THE OBLIGATIONS OF EACH OF THE KITTY HAWK COMPANIES





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UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND OTHER
OBLIGATIONS AND TERMINATION OF THE COMMITMENTS.

         Section 13.3 Limitation of Liability. None of Agent, any Issuing Bank, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of Agent, any Issuing Bank, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and each of the Kitty Hawk Companies hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by any Borrower or any other Kitty Hawk Company in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Kitty Hawk Company hereby waives, releases and agrees not to sue Agent, any Issuing Bank or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by Agent and Lenders shall have the right to act exclusively in the interest of Agent and Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Kitty Hawk or any of its Subsidiaries or any of their shareholders or any other Person.

         Section 13.5 No Fiduciary Relationship. The relationship between each Kitty Hawk Company and Agent and each Issuing Bank and Lender is solely that of debtor and creditor, and neither Agent, any Issuing Bank nor any Lender has any fiduciary or other special relationship with any Borrower or any other Kitty Hawk Company, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Borrower and Agent or any Issuing Bank or Lender, or any other Kitty Hawk Company and Agent or any Issuing Bank or Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement between or among Agent or any Issuing Bank or any Lender or between or among any Borrower or any other Kitty Hawk Company and Agent or any Issuing Bank or any Lender.

         Section 13.6 Equitable Relief. Each Kitty Hawk Company recognizes that, in the event it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Agent and Lenders. Each Kitty Hawk Company therefore agrees that Agent and Lenders, if Agent or Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right,





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power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.8    Successors and Assigns.


                 (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither any Borrower nor any other Kitty Hawk Company may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Agent and Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and the Letters of Credit issued by it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrowers for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, and (iv) Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.


                 (b) Each Kitty Hawk Company and each of Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and Loans and Letters of Credit) (each an "Assignee"); provided, however, that (i) each such assignment may be of a varying percentage of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments and Loans and Letters of Credit of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) an aggregate amount equal to $1,000,000 calculated based upon the sum of the Revolving Credit Loans Commitment assigned (or, if such Commitment has terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans and face amount of outstanding Letters of Credit assigned) plus the aggregate outstanding principal amount of the Term Loans assigned, or (B) an aggregate amount equal to five percent of the sum of the aggregate outstanding Revolving Credit Loans Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans and aggregate outstanding face amount of the Letters of Credit) plus the aggregate outstanding principal amount of the Term Loans, and (iii) the





                                       96
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         parties to each such assignment shall execute and deliver to Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof or such other date as may be approved by Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and
         (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents
         (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4, Section 13.1 and Section
         13.2 accrued through the date of assignment shall continue).


                 (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of any Kitty Hawk Company or the performance or observance by any Kitty Hawk Company of its obligations under the Loan Documents;
         (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee;
         (vi) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.


                 (d) Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names





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         and addresses of Lenders and the Commitments of, and principal amount of the Loans owing to and Letters of Credit issued by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.


                 (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto,
         (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the applicable Borrower or Borrowers. Within five Business Days after its receipt of such notice the applicable Borrower or Borrowers, at its or their expense, shall execute and deliver to Agent in exchange for each surrendered Note evidencing particular Loans, a new Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits B, C, D and/or E hereto, as applicable.


                 (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to Kitty Hawk or any of its Subsidiaries or any other Kitty Hawk Company furnished to such Lender by or on behalf of Kitty Hawk or any of its Subsidiaries or any other Kitty Hawk Company; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.20.


                 (g) Any Lender may assign and pledge all or any of the Notes held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by the Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by a Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy such Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         Section 13.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and





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the other Loan Documents and the making of the Loans, and no investigation by
Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of each of the Kitty Hawk Companies hereunder, the obligations of each of the Kitty Hawk Companies under
Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans, the Reimbursement Obligations and the other Obligations.

         Section 13.10 ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT; WAIVER OF CLAIMS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, TERM SHEETS, AGREEMENTS (INCLUDING, WITHOUT LIMITATION THE WFB AGREEMENTS AND THE BANK ONE AGREEMENT), REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement amends and restates in their entirety (but does not extinguish the indebtedness, liabilities or obligations evidenced by or outstanding under) the WFB Agreements and the Bank One Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness, liabilities or obligations evidenced by or outstanding under the WFB Agreements or the Bank One Agreement, nor does such execution constitute a novation with respect to any such indebtedness, liabilities or obligations. Each Kitty Hawk Company represents and warrants to Agent and Lenders that, as of the Closing Date, there are no claims or offsets against, or defenses or counterclaims to, its indebtedness, liabilities and obligations under the WFB Agreements and the Bank One Agreement, or the promissory notes or the other "Loan Documents" as defined therein. TO INDUCE AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT, KITTY HAWK AND THE OPERATING COMPANIES WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND RELATING TO ANY OF THE WFB AGREEMENTS, THE BANK ONE AGREEMENT OR SUCH "LOAN DOCUMENTS" OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 13.11 Amendments. No amendment or waiver of any term or provision of this Agreement, the Notes or any other Loan Document to which any Kitty Hawk Company is a party, nor any consent to any departure by any Kitty Hawk Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and any Kitty Hawk Company (as applicable) in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all of Lenders and the Kitty Hawk Companies, do any of the following:
(a) increase the Commitments of Lenders or subject Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) waive any of the conditions precedent specified in Article 6; (e) change the Commitment Percentages or the Aggregate Loan Percentages or the aggregate unpaid principal amount of the Loans, the Reimbursement Obligations or other Obligations or the number or interests of Lenders which shall be required for Lenders or any of them to take any action under this Agreement; (f) change any provision contained in Section 3.2, Section 3.3 or this Section 13.11 or modify the definition of "Required Lenders" contained in Section 1.1; or (g) except as expressly authorized by this Agreement, release any Collateral from any of the Liens created by the Security Documents or release any guaranty of all or any portion of the Obligations. Notwithstanding anything to the contrary contained in this
Section 13.11, no amendment, waiver or consent shall be made with respect to
Article 12 hereof without the prior written consent of Agent and Agent and Lenders may, without the agreement of any Kitty Hawk Company, amend the terms and provisions of Article 12 other than Section 12.6.

         Section 13.12    Maximum Interest Rate.


                 (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.


                 (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate, and neither Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such, and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the applicable Borrower or Borrowers (as appropriate). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers, Agent and Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Agent and/or Lenders, as appropriate, shall refund to the applicable Borrower or Borrowers (as appropriate) the amount of such excess and, in such event, Agent and Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.


                 (c) Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas 1925, as amended, each Kitty Hawk Company agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

         Section 13.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which any Kitty Hawk Company is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that notices to Agent shall be deemed given when received by Agent.

         Section 13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. EACH OF KITTY HAWK AND THE OPERATING COMPANIES HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND (2) ANY TEXAS STATE COURT SITTING IN DALLAS COUNTY, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF KITTY HAWK AND THE OPERATING COMPANIES HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS





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IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO
SUCH PERSON AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH OF KITTY HAWK AND THE OPERATING COMPANIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

         Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.17 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.18 Construction. Each of each Kitty Hawk Company, Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 13.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.20 Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by any Kitty Hawk Company to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed, (f) in connection with any litigation to which Agent, any Lender or their respective Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any right or remedy under the Loan Documents, (h) to such Lender's legal counsel, independent auditors and affiliates, and (i) to any actual or proposed





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participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this Section 13.20.

         Section 13.21 Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement of the other Loan Documents where the approval, consent or exercise of judgment of Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Agent or such Lender, respectively, and Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of Agent or such Lender, and (b) no approval or consent of Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

         Section 13.22 Joint and Several Obligations. Each and every representation, warranty, covenant or agreement of the Kitty Hawk Companies, Kitty Hawk and any Kitty Hawk Operating Subsidiary or the Kitty Hawk Operating Subsidiaries contained herein shall be, and shall be deemed to be, the joint and several representation, warranty, covenant and agreement of each such Kitty Hawk Company.

         Section 13.23 AGREEMENT FOR BINDING ARBITRATION. EACH OF THE PARTIES HERETO AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF THE CURRENT ARBITRATION PROGRAM OF WELLS FARGO, WHICH ARBITRATION PROGRAM IS ATTACHED HERETO AS EXHIBIT G. ALL DISPUTES AMONG THE PARTIES HERETO SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF ANY PARTY HERETO.



             THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.




                                    KITTY HAWK:
                                    ----------

                                    KITTY HAWK, INC.


                                    By:  /s/ M. TOM CHRISTOPHER
                                         -------------------------------------
                                    Name:    M. Tom Christopher
                                    Title:   Chairman of the Board of Directors
                                              and Chief Executive Officer


                                    LEASING:
                                    -------

                                    AIRCRAFT LEASING, INC.


                                    By:  /s/ RICHARD R. WADSWORTH, JR.
                                         -------------------------------------
                                    Name:    Richard R. Wadsworth, Jr.
                                    Title:   President


                                    AIRCARGO:
                                    --------

                                    KITTY HAWK AIRCARGO, INC.


                                    By:  /s/ TILMON J. REEVES
                                         -------------------------------------
                                    Name:    Tilmon J. Reeves
                                    Title:   President


                                    CHARTERS:
                                    --------

                                    KITTY HAWK CHARTERS, INC.


                                    By:  /s/ RICHARD R. WADSWORTH, JR.
                                         -------------------------------------
                                    Name:    Richard R. Wadsworth, Jr.
                                    Title:   Vice President

                                    SKYFREIGHTERS:
                                    --------------

                                    SKYFREIGHTERS CORPORATION


                                    By:      /s/ RICHARD R. WADSWORTH, JR.
                                             ---------------------------------
                                    Name:    Richard R. Wadsworth, Jr.
                                    Title:   Vice President


                                    Address for Notices to each Kitty Hawk
                                    --------------------------------------
                                    Company:
                                    -------

                                    Kitty Hawk, Inc., Aircraft Leasing, Inc.,
                                    Kitty Hawk Aircargo, Inc., Kitty Hawk
                                    Charters, Inc. or Skyfreighters Corporation
                                    (as applicable)
                                    P.O. Box 612787
                                    Dallas, Texas  75261
                                    Attention:       Mr. M. Tom Christopher

                                    1515 W. 20th Street
                                    DFW Airport, Texas 75261

                                    Fax No.:         (214) 456-2210
                                    Telephone No.:   (214) 456-2220

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                                                   AGENT AND A LENDER:
                                                   ------------------

COMMITMENTS:                               WELLS FARGO BANK (TEXAS) NATIONAL
  Revolving Credit Loans                   ASSOCIATION
       Commitment:      $ 7,500,000.00
                                           By:  /s/ DREW KEITH
                                                -----------------------
  Term Loans A                             Name:   Drew Keith
       Commitment: $12,744,000.45          Title:  Vice President

  Term Loans C
       Commitment:  $ 8,000,000.00         Address for Notices to Applicable
                                           ----------------------------------
                                           Lending Office and Principal Office:
                                           -------------- --------------------
                                           Wells Fargo Bank (Texas) National
                                           Association
                                           1445 Ross Avenue, Suite 300
                                           Dallas, Texas  75202
                                           Attention:      Drew Keith

                                           Fax No.:        (214) 855-1340
                                           Telephone No.:  (214) 740-0099


                                           ADDITIONAL LENDERS:
                                           ------------------

COMMITMENTS:                               BANK ONE, TEXAS, N.A.

  Revolving Credit Loans
       Commitment:      $ 7,500,000.00     By:  /s/ KEITH WRIGHT
                                                -------------------------------
                                           Name:    Keith Wright
  Term Loans B                             Title:   Vice President
       Commitment: $11,225,000.00

  Term Loans C
       Commitment:  $ 2,000,000.00

                                           Address for Notices to Applicable
                                           ----------------------------------
                                           Lending Office:
                                           --------------

                                           Bank One, Texas, N.A.
                                           1717 Main Street, 3rd Floor
                                           Dallas, Texas  75201
                                           Attention:      Keith Wright

                                           Fax No.:        (214) 290-2447
                                           Telephone No.:  (214) 290-2683